Exhibit 4.10 The redacted information (indicated with [***]) has been excluded because it is both (i) not material and (ii) of the type that the registrant customarily and actually treats as private or confidential Execution Version INVESTMENT NUMBER 50506 Loan Agreement between CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V., as Borrower and INTERNATIONAL FINANCE CORPORATION as Lender Dated as of December 17, 2024

TABLE OF CONTENTS

Article/ Section	Item	Page No.
ARTICLE I		1
Definitions and Interpretation		1
Section 1.01.	Definitions	1
Section 1.02.	Accounting Terms	8
Section 1.03.	Interpretation	8
Section 1.04.	Business Day Adjustment	¡Error! Marcador no definido.
ARTICLE II		9
The Loan		9
Section 2.01.	The Loan	9
Section 2.02.	Disbursement Procedure	9
Section 2.03.	Interest	10
Section 2.04.	Default Rate Interest	11
Section 2.05.	Repayment	12
Section 2.06.	Voluntary Prepayment	12
Section 2.07.	Mandatory Prepayment	13
Section 2.08.	Fees	13
Section 2.09.	Currency and Place of Payments	14
Section 2.10.	Allocation of Partial Payments	15
Section 2.11.	Increased Costs	15
Section 2.12.	Unwinding Costs	15
Section 2.13.	Suspension or Cancellation by IFC	15
Section 2.14.	Cancellation by the Borrower	16
Section 2.15.	Taxes	16
Section 2.16.	Expenses	17
Section 2.17.	Illegality of Participation	17
Section 2.18.	Evidence of Debt	18
ARTICLE III		19
Representations and Warranties		19
Section 3.01.	Representations and Warranties	19
Section 3.02.	IFC Reliance	20
ARTICLE IV		20
Conditions of Disbursement		20
Section 4.01.	Conditions of First Disbursement	20
Section 4.02.	Conditions of All Disbursements	21
Section 4.03.	Borrower's Certification	22
Section 4.04.	Conditions for IFC Benefit	22
ARTICLE V		22
Particular Covenants		22

- ii - Article/ Section Item Page No. Section 5.01. Affirmative Covenants ..................................................................................................... 22 Section 5.02. Negative Covenants ......................................................................................................... 25 Section 5.03. Most Favored Nation ....................................................................................................... 26 ARTICLE VI ............................................................................................................................................. 26 Events of Default ....................................................................................................................................... 26 Section 6.01. Acceleration after Default ............................................................................................... 26 Section 6.02. Events of Default ............................................................................................................. 26 Section 6.03. Bankruptcy ....................................................................................................................... 27 ARTICLE VII ........................................................................................................................................... 27 Miscellaneous............................................................................................................................................. 27 Section 7.01. Saving of Rights ............................................................................................................... 27 Section 7.02. Notices ............................................................................................................................. 28 Section 7.03. English Language ............................................................................................................ 28 Section 7.04. Term of Agreement .......................................................................................................... 29 Section 7.05. Applicable Law and Jurisdiction ..................................................................................... 29 Section 7.06. Disclosure of Information ................................................................................................ 30 Section 7.07. Indemnification; No Consequential Damage .................................................................. 31 Section 7.08. Successors and Assignees ................................................................................................ 32 Section 7.09. Amendments, Waivers and Consents ............................................................................... 32 Section 7.10. Counterparts .................................................................................................................... 33 Section 7.11. Third Party rights ............................................................................................................ 33 Section 7.12. Personal Data .................................................................................................................. 33 Section 7.13. Independence of the Borrower ......................................................................................... 34 Section 7.14. Role of IFC ...................................................................................................................... 34 Section 7.15. Acknowledgment of CAO ................................................................................................. 34

- iii -

Article/ Section	Item	Page No.
ANNEX A		36
ANTI-CORRUPTION GUIDELINES FOR IFC TRANSACTIONS		36
ANNEX B		39
PROHIBITED ACTIVITIES		39
ANNEX C		40
ENVIRONMENTAL AND SOCIAL ACTION PLAN		40
SCHEDULE 1		41
FORM OF ANNUAL MONITORING REPORT		41
SCHEDULE 2		18
FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY		18
SCHEDULE 3		20
FORM OF LOAN NOTICE		20
SCHEDULE 4		22
FORM OF LOAN DISBURSEMENT RECEIPT		22
SCHEDULE 5		23
DEVELOPMENT IMPACT INDICATORS		23
SCHEDULE 6		24
APPLICABLE MARGIN		24
SCHEDULE 7		25
FORM OF SERVICE OF PROCESS LETTER		25
SCHEDULE 8		27
FORM OF IFC GUARANTEE AGREEMENT		27

LOAN AGREEMENT LOAN AGREEMENT (the “Agreement”) dated as of December 17, 2024 (the “Signing Date”), between CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V., a publicly traded corporation with variable capital (sociedad anónima bursátil de capital variable) organized and existing under the laws of Mexico (the “Borrower”) and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including Mexico (“IFC”). RECITAL (A) On or about the date hereof, the Borrower is entering into the Syndicated Credit Agreement (as defined below) in order to procure loans for the purposes specified in Section 7.11 of such Syndicated Credit Agreement. (B) In parallel to the Syndicated Credit Agreement, the Borrower has requested that IFC provide a loan for the above-referenced purposes and IFC is willing to provide that loan. (C) Given certain specific policy and other requirements applicable to IFC and any financing provided by it, IFC and the Borrower are entering into this separate agreement, in parallel with the Syndicated Credit Agreement, in order to provide for the terms and conditions that shall govern the loan to provided by IFC to the Borrower. ARTICLE I Definitions and Interpretation Section 1.01. Definitions. Unless otherwise defined herein, capitalized terms defined in the Syndicated Credit Agreement shall have the same meanings as used herein. Otherwise, wherever used in this Agreement, the following terms have the following meanings: “Action Plan” means the Environmental and Social Action Plan set forth in Annex C (Environmental and Social Action Plan), as the same may be amended or supplemented from time to time in accordance with the terms hereof; “Annual Monitoring Report” means the annual monitoring report substantially in the form attached as Schedule 1 hereto setting out the specific environmental and social requirements of the Borrower in respect of its and its Subsidiaries’ Operations, as such may be amended or supplemented from time to time in accordance with the terms hereof; “Applicable E&S Law” means all applicable statutes, laws, ordinances, rules and regulations of the Country, including but not limited to any license, permit or other governmental Authorization, imposing liability or setting standards of conduct concerning any environmental, social, labor, health and safety or security risks of the type contemplated by the Performance Standards; “Applicable Margin” means a rate per annum determined in accordance with Schedule 6 (Applicable Margin), subject to any adjustment thereto pursuant to Section 2.03(e) (Interest). For the avoidance of doubt, (i) the rate determined for the Tranche A Loan under Schedule 6 (Applicable Margin) shall be the rate for the Tranche A Loan hereunder, (ii) the rate determined for the Tranche B Loan under Schedule 6 (Applicable Margin) shall be

-2- the rate for the Tranche B Loan hereunder and (iii) the rate determined for the Revolving Credit Loan under Schedule 6 (Applicable Margin) shall be the rate for the Revolving Credit Loan hereunder; “Availability Period” means (i) with respect to the Term Loans, the Term Loan Availability Period and (ii) with respect to the Revolving Credit Loan, the Revolving Credit Availability Period; “Authorization” means any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from, by or with any Governmental Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors’ and shareholders’ approvals or consents; “Authorized Representative” means any natural person who is duly authorized by the Borrower to act on its behalf for the purposes specified in, and whose name and a specimen of whose signature appear on, the Certificate of Incumbency and Authority most recently delivered by such Person to IFC; “Business Day” means (i) for the purpose of determining the Interest Rate, a SOFR Banking Day; and (ii) for all other purposes, a day that is a SOFR Banking Day and on which banks are open for business in New York, New York and Mexico City, in the Country; “CAO” means Compliance Advisor Ombudsman, the independent accountability mechanism for IFC for environmental and social concerns, which is governed by the CAO Policy; “CAO Policy” means the IFC/MIGA Independent Accountability Mechanism (CAO) Policy dated June 28, 2021 outlining CAO’s purpose, mandate and functions, core principles, governance, and operating procedures, as the same may be amended, updated or supplemented at any time and from time to time; “Certificate of Incumbency and Authority” means a certificate provided to IFC in the form of Schedule 2 (Form of Certificate of Incumbency and Authority); “Charter” means with respect to any Person, the memorandum and articles of association and/or such other constitutive document, howsoever called, of such Person; “Closing Date” means the date on which all the conditions precedent in Section 4.01 (Conditions of First Disbursement) are satisfied or waived by IFC; “Country” means Mexico; “Defaulting” as applicable to IFC, means if IFC (i) has failed to fund all or any portion of the Loan within two Business Days of the date such Loan or portion thereof was required to be funded hereunder unless IFC notifies the Borrower that such failure is the result of IFC’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or, (ii) has notified the Borrower that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to IFC’s obligation to fund the Loan hereunder and states that such position is based on IFC’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or (iii) has failed, within three Business Days after request by the Borrower to confirm to the Borrower that it will comply with its prospective

-3- funding obligations hereunder; provided, that IFC shall cease to be Defaulting pursuant to this clause (iii) upon receipt of such confirmation by the Borrower; “Disbursement” means any disbursement of the Loan; “Dispute” has the meaning assigned to it under Section 7.05 (Applicable Law and Jurisdiction); “Dollars” and “$” means the lawful currency of the United States of America; “E&S Management System” means the Borrower’s environmental and social management system enabling it to identify, assess and manage Operations risks on an ongoing basis in a manner consistent with the Performance Standards; “Event of Default” means any one of the events included in Section 6.02 (Events of Default); “Financial Year”means with respect to the Borrower and each of its Subsidiaries, the accounting year commencing each year on January 1st and ending on the following December 31st, or such other period as such Person, with IFC’s consent, from time to time designates as its accounting year; “Floor” means a rate of interest equal to 0.00% per annum; “IFC Financing Documents” means, collectively, this Agreement, the Syndicated Credit Agreement, each Pagaré, the IFC Guarantee Agreement and any other document designated as such by the Borrower and IFC; “IFC Guarantee Agreement” means a Guaranty Agreement (or agreements) to be entered into among the Guarantors and IFC, substantially in the form attached as Schedule 8 (Form of IFC Guarantee Agreement); “Increased Costs” means the amount certified in an Increased Costs Certificate to be the net incremental costs of, or reduction in return to, IFC in connection with the making or maintaining of the Loan that result from: (i) any change in any applicable law or regulation or directive (whether or not having the force of law) or in its interpretation or application by any Governmental Authority charged with its administration; or (ii) compliance with any request from, or requirement of, any central bank or other monetary or other Governmental Authority; which, in either case, after the date of this Agreement: (A) imposes, modifies or makes applicable any reserve, special deposit or similar requirements against assets held by, or deposits with or for the account of, or loans made by, IFC; (B) imposes a cost on IFC as a result of IFC having made the Loan or reduces the rate of return on the overall capital of IFC that it would have achieved, had IFC not made the Loan; (C) changes the basis of taxation on payments received by IFC in respect of the Loan (otherwise than by a change in taxation of the overall net income of IFC imposed by the jurisdiction of its incorporation or in any political subdivision of any such jurisdiction); or (D) imposes on IFC any other condition regarding the making or maintaining of the Loan; “Increased Costs Certificate” means a certificate provided from time to time by IFC, certifying:

-4- (i) the circumstances giving rise to the Increased Costs; (ii) that the costs of IFC have increased or its rate of return has been reduced; (iii) that IFC has, in its opinion, exercised reasonable efforts to minimize or eliminate the relevant increase or reduction, as the case may be; and (iv) the amount of Increased Costs; “Interest Determination Date” means the second Business Day before the beginning of each Interest Period; provided, however, in the event any of the provisions of Section 2.03(d) (Interest) apply, such date shall be determined by IFC pursuant to the benchmark methodology provided by the relevant administrator for the relevant rate; “Interest Payment Date” means (i) the 25th day of each month in each year and (ii) in the case of each of the Revolving Credit Loan, the Tranche A Loan and the Tranche B Loan, its respective Maturity Date; “Interest Period” means each period of one month in each case beginning on an Interest Payment Date and ending on the day immediately before the next following Interest Payment Date, except in the case of the (i) first period applicable to each Disbursement when it means the period beginning on the date on which that Disbursement is made and ending on the day immediately before the next following Interest Payment Date and (ii) the last period applicable to each of the Revolving Credit Loan, the Tranche A Loan and the Tranche B Loan when it means the period beginning on the last Interest Payment Date preceding the relevant Maturity Date and ending on the day immediately preceding the relevant Maturity Date; “Interest Rate” means, (i) with respect to the Revolving Credit Loan, the Revolving Credit Loan Interest Rate, (ii) with respect to the Tranche A Loan, the Tranche A Loan Interest Rate, or (iii) with respect to the Tranche B Loan, the Tranche B Loan Interest Rate, as the context requires; “Loan” means, collectively, the Term Loans and the Revolving Credit Loan or, as the context requires, the principal amount thereof from time to time outstanding; “Loan Currency” means Dollars; “Loan Notice” a request for Disbursement hereunder in the form of Schedule 3 (Form of Loan Notice) hereto appropriately completed and signed by an Authorized Representative of the Borrower; “Loss” has the meaning assigned to it under Section 7.07 (Indemnification; No Consequential Damages); “Material Adverse Effect” means a material adverse effect on: (i) the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries, taken as a whole; (ii) the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their respective obligations under the IFC Financing Documents to which they are a party; or (iii) the ability of IFC to enforce any material provision of the IFC Financing Documents (or, in the case of the Syndicated Credit Agreement, the ability of any agent or lender to enforce any material provision thereof);

-5- “Maturity Date” means (i) with respect to the Revolving Credit Loan, the date occurring four years after the Signing Date, (ii) with respect to the Tranche A Loan, the date occurring three years after the Signing Date and (iii) with respect to the Tranche B Loan, the date occurring five years after the Signing Date; “Operations” means the operations, activities and facilities of any Person (including the design, construction, operation, maintenance, management and monitoring thereof, as applicable); “Pagaré” means each promissory note (pagaré) governed by the laws of Mexico, bearing a non-negotiable (no negociable) legend, executed and delivered by the Borrower, as issuer (suscriptor), signed by the Guarantors por aval, and payable to the order of IFC pursuant to its terms, in substantially the form of Exhibit C to the Syndicated Credit Agreement, evidencing the Loan or a portion thereof, as the same may be replaced as contemplated herein; “Participant” means any Person who acquires a Participation; “Participation” means the interest of any Participant in the Loan, or as the context requires, in any Disbursement; “Performance Standards” means IFC’s Performance Standards on Environmental & Social Sustainability, dated January 1, 2012, a copy of which has been delivered to and receipt of which has been acknowledged by the Borrower; “Person” means any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity; “Potential Event of Default” means any event or circumstance which would, with notice, lapse of time, the making of a determination or any combination thereof, become an Event of Default; “Proceeding” has the meaning assigned to it under Section 7.07 (Indemnification; No Consequential Damages); “Prohibited Activities” means the activities specified in Annex B; “Reference Rate” means, in relation to any Interest Period of any Loan: (i) Term SOFR on the Interest Determination Date for that Interest Period for 1 month, rounded up to five decimal places; or (ii) any fallback or replacement rate for Term SOFR determined pursuant to Section 2.03(d) (Interest); and if, in either case, that rate is less than the Floor, the Reference Rate shall be deemed to be the Floor; “Relevant Change” has the meaning assigned to it under Section 2.17 (Illegality of Participation); “Revolving Commitment Fee” has the meaning assigned to it under Section 2.08(a) (Fees); “Revolving Credit Availability Period” means the period from the Closing Date to the earliest of (i) the date that is 30 days prior to the Maturity Date with respect to the Revolving Credit Loan, (ii) the date of cancellation of all of the undisbursed portion of the Revolving Credit Loan pursuant to Section 2.14 (Cancellation by the

-6- Borrower) or (iii) the date of cancellation of all of the undisbursed portion of the Revolving Credit Loan pursuant to Section 2.13 (Suspension or Cancellation by IFC); “Revolving Credit Loan” means the loan defined as such under Section 2.01(c) (The Loan) or, as the context requires, the outstanding principal amount thereof; “Revolving Credit Loan Interest Rate” means for any Interest Period, the rate at which interest is payable on the Revolving Credit Loan during that Interest Period, determined in accordance with Section 2.03 (Interest); “Sanctionable Practice” means any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, as those terms are defined in, and interpreted in accordance with, the Anti- Corruption Guidelines attached to this Agreement as Annex A (Anti-Corruption Guidelines for IFC Transactions); “SOFR” means the secured overnight financing rate administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate); “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate); “SOFR Banking Day” means any day other than: (i) a Saturday or Sunday; and (ii) a day on which the Securities Industry and Financial Markets Association (or any successor organization) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities; “Syndicated Credit Agreement” means that certain Credit Agreement, dated as of the date of this Agreement, entered into among the Borrower and various financial institutions as lenders and agents, and IFC, as Sustainability Coordinator and Parallel Lender; “Syndicated Credit Agreement Event of Default” has the meaning assigned to it under Section 6.02 (Events of Default); “Term Loan” means each of the Tranche A Loan and the Tranche B Loan; “Term Loan Availability Period” means the period from the Closing Date to the earliest to occur of (i) the date that is 18 months from the Closing Date, (ii) the date of cancellation of the undisbursed portion of the Term Loans pursuant to Section 2.14 (Cancellation by the Borrower) and (iii) the date of cancellation of the undisbursed portion of the Term Loans pursuant to Section 2.13 (Suspension or Cancellation by IFC); “Term Loan Commitment Fee” has the meaning assigned to it under Section 2.08(a) (Fees); “Term SOFR” means for any day such rate may be required for purposes of this Agreement, the forward- looking term rate based on SOFR for the relevant maturity as provided by the Term SOFR Administrator to, and published by, authorized distributors of Term SOFR at 6:00 a.m., New York time (or any amended publication time for Term SOFR, as specified by the Term SOFR Administrator in the CME Term SOFR benchmark methodology; “Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator);

-7- “Term SOFR Index Cessation Effective Date” means, in respect of Term SOFR and a Term SOFR Index Cessation Event, the first date on which Term SOFR would ordinarily have been provided and is no longer provided; “Term SOFR Index Cessation Event” means in respect of Term SOFR: (i) a public statement or publication of information by or on behalf of the Term SOFR Administrator announcing that it has ceased or will cease to provide Term SOFR permanently or indefinitely; provided, that at the time of the statement or publication, there is no successor administrator that will continue to provide Term SOFR; or (ii) a public statement or publication of information by the regulatory supervisor for the Term SOFR Administrator, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the Term SOFR Administrator or a court or any entity with similar insolvency or resolution authority over the Term SOFR Administrator which states that the Term SOFR Administrator has ceased or will cease to provide Term SOFR permanently; provided, that at the time of the statement or publication, there is no successor administrator that will continue to provide Term SOFR; “Term SOFR Recommended Fallback Rate” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for Term SOFR by: (i) the Term SOFR Administrator; or (ii) if the Term SOFR Administrator does not make a recommendation, a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York or the supervisor for the Term SOFR Administrator for the purpose of recommending a replacement for Term SOFR (which rate may be produced by the Term SOFR Administrator or another administrator) and as provided by the administrator of that rate (or a successor administrator) or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor; “Term SOFR Recommended Fallback Rate Index Cessation Effective Date” means, in respect of the Term SOFR Recommended Fallback Rate and a Term SOFR Recommended Fallback Rate Index Cessation Event, the first date on which the Term SOFR Recommended Fallback Rate would ordinarily have been provided and is no longer provided; “Term SOFR Recommended Fallback Rate Index Cessation Event” means in respect of Term SOFR Recommended Fallback Rate: (i) a public statement or publication of information by or on behalf of the administrator of the Term SOFR Recommended Fallback Rate announcing that it has ceased or will cease to provide the Term SOFR Recommended Fallback Rate permanently or indefinitely, provided, that at the time of the statement or publication, there is no successor administrator that will continue to provide Term SOFR Recommended Fallback Rate; or (ii) a public statement or publication of information by the regulatory supervisor for the administrator of the Term SOFR Recommended Fallback Rate, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator of the Term SOFR Recommended Fallback Rate or a court or any entity with similar insolvency or resolution authority over the administrator of the Term SOFR Recommended Fallback Rate which states that the administrator of the Term SOFR Recommended Fallback Rate has ceased or will cease to provide Term SOFR Recommended Fallback Rate permanently; provided, that at the time of the statement or publication, there is no successor administrator that will continue to provide a Term SOFR Recommended Fallback Rate;

-8- “Tranche A Loan” means the loan defined as such under Section 2.01(a) (The Loan) or, as the context requires, the outstanding principal amount thereof; “Tranche A Loan Interest Rate” means for any Interest Period, the rate at which interest is payable on the Tranche A Loan during that Interest Period, determined in accordance with Section 2.03 (Interest); “Tranche B Loan” means the loan defined as such under Section 2.01(b) (The Loan) or, as the context requires, the outstanding principal amount thereof; “Tranche B Loan Interest Rate” means for any Interest Period, the rate at which interest is payable on the Tranche B Loan during that Interest Period, determined in accordance with Section 2.03 (Interest); “Transaction” means, collectively, the transaction described in Section 7.11 (Use of Proceeds) of the Syndicated Credit Agreement and contemplated by this Agreement; and “World Bank” means the International Bank for Reconstruction and Development, an international organization established by Articles of Agreement among its member countries. Section 1.02. Accounting Terms. The terms of Section 1.3 (Accounting Terms) of the Syndicated Credit Agreement are incorporated herein by reference, mutatis mutandis, as if set out in this Agreement in full. Section 1.03. Interpretation. In this Agreement, unless the context otherwise requires: (a) headings are for convenience only and do not affect the interpretation of this Agreement; (b) words importing the singular include the plural and vice versa; (c) a reference to an Annex, Article, party, Schedule or Section, unless expressly identified as that of a specific document (e.g., the Syndicated Credit Agreement), is a reference to that Article or Section of, or that Annex, party or Schedule to, this Agreement; (d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; (e) a reference to a party to any document includes that party’s successors and permitted assigns; (f) any incorporation by reference herein of any obligation of the Borrower owed to any party under the Syndicated Credit Agreement shall mean such identical obligation, as applicable, owed by the Borrower to IFC hereunder, mutatis mutandis, as if set forth in full herein as between the Borrower and IFC; (g) a reference herein to a term of the Syndicated Credit Agreement shall mean such term as amended from time to time, but disregarding (i) any amendment thereto made in breach of any consent rights of IFC included in the Syndicated Credit Agreement and (ii) any amendment to the Syndicated Credit Agreement the effect of which is to be disregarded under Section 7.09(b) (Amendments, Waivers and Consents) hereof; and (h) references to sections of the Syndicated Credit Agreement made herein include the relevant section number and section heading; in the case where the section number corresponding to that section heading in the Syndicated Credit Agreement is incorrect (due to mistake, amendment or otherwise), the reference herein shall be

-9- deemed to refer to the relevant section of the Syndicated Credit Agreement corresponding to the specific section heading referenced herein. Section 1.04. Business Day Adjustment. (a) When an Interest Payment Date is not a Business Day, then such Interest Payment Date shall be automatically changed to the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). (b) When the day on or by which a payment (other than a payment of principal or interest) is due to be made is not a Business Day, that payment shall be made on or by the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). ARTICLE II The Loan Section 2.01. The Loan. Subject to the provisions of this Agreement, IFC agrees to lend, and the Borrower agrees to borrow, the Loan in an aggregate principal amount of up to $100,000,000, consisting of the following components: (a) a term loan with a maturity of approximately 5 years in a principal amount not to exceed $31,651,376.13 (the “Tranche A Loan”); (b) a term loan with a maturity of approximately 3 years in a principal amount not to exceed $31,651,376.16 (the “Tranche B Loan”); and (c) a revolving credit loan in an aggregate principal amount not to exceed, at any one time, $36,697,247.71 (the “Revolving Credit Loan”). If the Borrower delivers to the Administrative Agent a notice to request any Incremental Commitment under Section 3.13 (Uncommitted Incremental Loans) of the Syndicated Credit Agreement, the Borrower shall simultaneously deliver to IFC a copy of such notice and a same notice to IFC to request from IFC a pro rata increase of the principal amount(s) of the appliable component of the Loan. Upon the receipt of said notices, IFC may, but will not be obligated to amend this Agreement to accommodate such request. Section 2.02. Disbursement Procedure. (a) The Borrower may request Disbursements by delivering to IFC, at least 7 Business Days prior to the proposed date of disbursement, a Loan Notice. Without limiting the foregoing, it is the intention of the Borrower and IFC that the Loan provided hereunder be disbursed on a pro rata basis with the loans provided for under the Syndicated Credit Agreement. Consequently, the Borrower shall deliver a Loan Notice to IFC to request a pro rata Disbursement of the Loan hereunder (including, for the avoidance of doubt, by requesting a Disbursement under the relevant Term Loan and/or the Revolving Credit Loan, in order to match the type of loan which is being requested under the Syndicated Credit Agreement) each time that the Borrower delivers a corresponding notice to request the disbursement of a loan under the Syndicated Credit Agreement. (b) Each Loan Notice shall specify (i) the component of the Loan with respect to which such Disbursement relates, (ii) the requested date of the Disbursement (which shall be a Business Day during the Revolving Credit Availability Period, in the case of a Disbursement of the Revolving Credit Loan or during the Term Loan Availability Period, in the case of the Disbursement of the Term Loans) and (iii) the principal amount of the Loan to be borrowed. The Borrower may not request a Disbursement if, after giving effect to such

-10- Disbursement, there would be more than a combined total of 8 Disbursements outstanding hereunder and the Borrower may not request a combined total of more than 3 Disbursements hereunder in any calendar month. (c) Each Disbursement shall be made by IFC at a bank in New York, New York for further credit to the Borrower’s account at a bank in the Country, or any other place acceptable to IFC, all as specified by the Borrower in the relevant Loan Notice. (d) Each Disbursement (other than the last one) shall be made in an amount of not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof. (e) The Borrower shall deliver to IFC a receipt, substantially in the form of Schedule 4 (Form of Loan Disbursement Receipt), within five Business Days following each Disbursement. Section 2.03. Interest. Subject to the provisions of Section 2.04 (Default Rate Interest), the Borrower shall pay interest on the Loan in accordance with this Section 2.03: (a) During each Interest Period, each of the Revolving Credit Loan, the Tranche A Loan and the Tranche B Loan (or, with respect to the first Interest Period for each Disbursement, the amount of that Disbursement) shall bear interest at the applicable Interest Rate for that Interest Period. (b) Interest on each of the Revolving Credit Loan, the Tranche A Loan and the Tranche B Loan shall accrue from day to day, be prorated on the basis of a 360-day year for the actual number of days in the relevant Interest Period and be payable in arrears on the Interest Payment Date immediately following the end of that Interest Period; provided, that with respect to any Disbursement made less than 15 days before an Interest Payment Date, interest on that Disbursement shall be payable commencing on the second Interest Payment Date following the date of that Disbursement. (c) The Tranche A Loan Interest Rate, the Tranche B Loan Interest Rate, and the Revolving Credit Loan Interest Rate for any Interest Period shall be the rate which is the sum of: (i) the Applicable Margin; and (ii) the Reference Rate. (d) (i) Temporary Non-Publication of Term SOFR. For purposes of determining the Reference Rate, if (A) Term SOFR for the duration of the relevant Interest Period is not published by the Term SOFR Administrator or an authorized distributor on an Interest Determination Date and is not otherwise provided by the Term SOFR Administrator on such date and (B) a Term SOFR Index Cessation Event shall not have occurred, then the rate for that Interest Determination Date will be the last provided or published Term SOFR for the duration of the relevant Interest Period. (ii) A Term SOFR Index Cessation Effective Date. If a Term SOFR Index Cessation Event has occurred, the rate in respect of an Interest Determination Date occurring on or after the Term SOFR Index Cessation Effective Date will be, subject to subsections (iii) and (iv) below, the Term SOFR Recommended Fallback Rate for the duration of the relevant Interest Period. (iii) Temporary Non-Publication of Term SOFR Recommended Fallback Rate. Subject to subsection (iv) below, if there is a Term SOFR Recommended Fallback Rate before the end of the first SOFR Banking Day following the Term SOFR Index Cessation Effective

-11- Date but neither the Term SOFR Administrator nor authorized distributors provide or publish the Term SOFR Recommended Fallback Rate for the duration of the relevant Interest Period, then, in respect of an Interest Determination Date for which the Term SOFR Recommended Fallback Rate is required, references to the Term SOFR Recommended Fallback Rate for the duration of the relevant Interest Period will be deemed to be references to the last provided or published Term SOFR Recommended Fallback Rate for the duration of the relevant Interest Period; provided, however, if there is no last provided or published Term SOFR Recommended Fallback Rate for the duration of the relevant Interest Period, then in respect of an Interest Determination Date for which the Term SOFR Recommended Fallback Rate is required, references to the Term SOFR Recommended Fallback Rate for the duration of the relevant Interest Period will be deemed to be references to the last provided or published Term SOFR for such period. (iv) No Term SOFR Recommended Fallback Rate or Term SOFR Recommended Fallback Rate Index Cessation Effective Date. If: (A) there is no Term SOFR Recommended Fallback Rate before the end of the first SOFR Banking Day following the Term SOFR Index Cessation Effective Date; or (B) there is a Term SOFR Recommended Fallback Rate and a Term SOFR Recommended Fallback Rate Index Cessation Effective Date subsequently occurs, then the rate for an Interest Determination Date occurring on or after the Term SOFR Index Cessation Effective Date or after the Term SOFR Recommended Fallback Rate Index Cessation Effective Date (as applicable) will be such rate as IFC may determine to be an appropriate successor or replacement for Term SOFR based on derivatives market practices then in effect or such other commercially reasonable alternative for Term SOFR as may be selected by IFC in its sole discretion as an appropriate benchmark for financing under this Agreement. (e) IFC acknowledges and agrees that in making any calculation of the relevant Interest Rate hereunder, it shall apply the provisions of Section 3.12 of the Syndicated Credit Agreement, and all other provisions of the Syndicated Credit Agreement relating to the Sustainability Spread Adjustment and all Sustainability Provisions, all of which are incorporated herein mutatis mutandis, in determining whether the Applicable Margin shall be subject to a Sustainability Discount or a Sustainability Premium during the relevant Interest Period. In connection therewith, and without prejudice to any other provisions set forth in this Agreement, the Borrower agrees that it shall deliver to IFC copies of all certificates, documents, reports and other information that the Borrower is obligated to deliver under the foregoing terms of the Syndicated Credit Agreement, at the same time as delivery thereof is made by the Borrower pursuant to the terms of the Syndicated Credit Agreement. (f) On each Interest Determination Date for any Interest Period, IFC shall determine the relevant Interest Rate applicable to each of the Revolving Credit Loan, the Tranche A Loan and the Tranche B Loan for that Interest Period and promptly notify the Borrower of the relevant rates. (g) The determination by IFC, from time to time, of the applicable Interest Rate shall be final and conclusive and bind the Borrower (unless the Borrower shows to IFC’s satisfaction that the determination involves manifest error). Section 2.04. Default Rate Interest. (a) Without limiting the remedies available to IFC under this Agreement or otherwise (and to the maximum extent permitted by applicable law), (i) if the Borrower fails to make any payment of principal or interest (including interest payable pursuant to this Section) when due as specified in this Agreement

-12- (whether at stated maturity or upon acceleration), the Borrower shall pay interest on the amount of that payment due and unpaid at the rate which shall be the sum of 2% per annum and the Revolving Credit Loan Interest Rate (with respect to amounts relating to the Revolving Credit Loan), 2% per annum and the Tranche A Loan Loan Interest Rate (with respect to amounts relating to the Tranche A Loan) and 2% per annum and the Tranche B Loan Interest Rate (with respect to amounts relating to the Tranche B Loan) in effect from time to time and (ii) in the case of any default with respect to amounts provided for in Section 2.08 (Fees), the Borrower shall pay interest on any such amount that is due and unpaid at the rate which shall be the sum of (A) the Applicable Margin (in the case of any such amounts that do not specifically relate to the Revolving Credit Loan, the Tranche A Loan or the Tranche B Loan, the Applicable Margin for the Tranche A Loan shall apply), (B) 2% per annum and (C) Term SOFR for the date that is two SOFR Banking Days prior to the commencement of the Interest Period in which such default occurs and reset on the second SOFR Banking Day preceding each succeeding Interest Period during which such amount remains unpaid; provided, that if default in the payment of any such amount occurs prior to the first Interest Payment Date under this Agreement (whether or not a disbursement has occurred), the applicable Term SOFR rate used to calculate default interest during the period in which such amount remains unpaid extending up to but excluding such first Interest Payment Date shall be Term SOFR for the date that is two SOFR Banking Days prior to the date of this Agreement. (b) Interest at the rate referred to in Section 2.04(a) shall accrue from the date on which payment of the relevant overdue amount became due until the date of actual payment of that amount (as well after as before judgment), and shall be payable on demand or, if not demanded, on each Interest Payment Date falling after any such overdue amount became due. Section 2.05. Repayment. (a) Subject to Section 1.04 (Business Day Adjustment), the Borrower shall repay the principal amount of: (i) the Tranche A Loan, on the relevant Maturity Date therefor; (ii) the Tranche B Loan, on the relevant Maturity Date therefor; and (iii) the Revolving Credit Loan, on the relevant Maturity Date therefor. (b) Any principal amount of a Term Loan repaid under this Agreement may not be re-borrowed. (c) The Borrower may repay principal amounts outstanding under the Revolving Credit Loan and reborrow such amounts during the Revolving Credit Availability Period from time to time, subject to the terms and conditions of this Agreement and subject always to the limitation that the principal amount outstanding under the Revolving Credit Loan at any one time may not exceed $60,000,000. Section 2.06. Voluntary Prepayment. Without prejudice to Sections 2.03 (Interest), 2.06(c), Section 2.11 (Increased Costs), Section 2.15 (Taxes) and Section 2.17 (Illegality of Participation): (a) the Borrower may prepay on any Interest Payment Date all or any part of the Loan by delivering a notice to IFC on or before 12:00 pm of the date that is ten Business Days prior to the requested date of prepayment, but only if: (i) the Borrower simultaneously pays all accrued interest and Increased Costs (if any) on the amount of the Loan to be prepaid, together with all other amounts then due and payable under this Agreement, including the amount payable under Section 2.12 (Unwinding Costs), if the prepayment is not made on an Interest Payment Date; (ii) for a partial prepayment, that prepayment (together with the amount of simultaneous prepayments under the Syndicated Credit Agreement required to be made in connection therewith pursuant to clause (iv) below) is in an aggregate amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof (or, if less, the aggregate amount of the applicable Loan then outstanding);

-13- (iii) if requested by IFC, the Borrower delivers to IFC, prior to the date of prepayment, evidence satisfactory to IFC that all necessary Authorizations with respect to the prepayment have been obtained; and (iv) the Borrower simultaneously makes a prepayment under the Syndicated Credit Agreement pro rata to the amount prepaid to IFC under this Section 2.06 (for the avoidance of doubt, pro rata shall mean that the prepayment hereunder and under the Syndicated Credit Agreement is made in respect of the Term Loan with the same maturity as the corresponding term loan being prepaid under the Syndicated Credit Agreement and/or the Revolving Credit Loan if the revolving credit facility is being prepaid under the Syndicated Credit Agreement, as applicable, and the same proportional amount thereof is being prepaid), in each case following the procedures set out in the Syndicated Credit Agreement, including Section 2.3 (Voluntary Prepayments) thereof. (b) Upon delivery of a notice in accordance with Section 2.06(a), the Borrower shall make the prepayment in accordance with the terms of that notice. (c) Other than the principal amount of the Revolving Credit Loan, which may be re-borrowed by the Borrower following prepayment hereunder to the extent permitted under Section 2.05(c) (Repayment), any principal amount of the Loan prepaid under this Agreement may not be re-borrowed. Section 2.07. Mandatory Prepayment. The Borrower shall be required to prepay the Loan in accordance with the terms of this Section 2.07. (a) If the Borrower prepays any loan under the Syndicated Credit Agreement, the Borrower shall prepay the Loan on a pro rata basis so that the same percentage amount of the principal amount outstanding under the Loan hereunder is prepaid to IFC (for the avoidance of doubt, pro rata shall mean that the prepayment hereunder and under the Syndicated Credit Agreement is made in respect of the Term Loan with the same maturity as the corresponding term loan being prepaid under the Syndicated Credit Agreement and/or the Revolving Credit Loan if the revolving credit facility is being prepaid under the Syndicated Credit Agreement, as applicable, and the same proportional amount thereof is being prepaid). Any prepayment pursuant to this Section 2.07(a) shall be made, together with all other amounts then due and payable under this Agreement, including the amount payable under Section 2.12 (Unwinding Costs) if the prepayment is not made on an Interest Payment Date. (b) Other than the principal amount of the Revolving Credit Loan, which may be re-borrowed by the Borrower following prepayment hereunder to the extent permitted under Section 2.05(c) (Repayment) hereof, any principal amount of the Loan prepaid under this Agreement may not be re-borrowed. Section 2.08. Fees. (a) The Borrower shall pay to IFC: (i) an unused commitment fee (the “Revolving Commitment Fee”) (together with any applicable value added Taxes) in Loan Currency in an amount equal to 30% of the Applicable Margin times the average daily amount by which the maximum committed principal amount of the Revolving Credit Loan exceeds the aggregate outstanding principal amount of the Revolving Credit Loan. The Revolving Commitment Fee shall accrue, at all times from the Signing Date to and including the last day of the Revolving Credit Availability Period, and shall be due and payable in arrears on each Quarterly Date, commencing with the first such date to occur after the Signing Date and ending, on the last day of the Revolving Credit Availability Period. Any decrease or increase to the Applicable Margin, including any Sustainability Discount or Sustainability Premium in effect from time to time pursuant to Section 2.03(e) (Interest), shall apply to the calculation of the

-14- Revolving Commitment Fee for so long as in effect. Notwithstanding the foregoing or any other provision of this Agreement, the Borrower shall not be required to pay a Revolving Commitment Fee to IFC for any day on which IFC is Defaulting; (ii) an unused commitment fee (the “Term Loan Commitment Fee”) (together with any applicable value added Taxes) in Loan Currency in an amount equal to 30% of the Applicable Margin times the average daily amount by which the maximum committed principal of the Term Loans exceeds the aggregate principal amount outstanding under the Term Loans. The Term Loan Commitment Fee shall accrue, at all times from the Term Loan Commitment Fee Date to and including the last day of the Term Loan Availability Period, and shall be due and payable in arrears on each Quarterly Date, commencing with the first such date to occur after the Term Loan Commitment Fee Date and ending, on the last day of the Term Loan Availability Period. Any decrease or increase to the Applicable Margin, including any Sustainability Discount or Sustainability Premium in effect from time to time pursuant to Section 2.03(e) (Interest), shall apply to the calculation of the Term Loan Commitment Fee for so long as in effect. Notwithstanding the foregoing or any other provision of this Agreement, the Borrower shall not be required to pay a Term Loan Commitment Fee to IFC for any day on which IFC is Defaulting. (b) The Borrower shall also pay to IFC: (i) a one-time coordination fee equal to $136,250, to be paid on the date of this Agreement; (ii) a one-time structuring fee equal to $948,750, to be paid on the date of this Agreement; and (iii) a sustainability fee equal to (A) an initial sustainability fee of $75,000 to be paid on the date of this Agreement, plus (B) an annual sustainability supervision fee of $15,000 per annum, in consideration for the activities performed by IFC as Sustainability Coordinator hereunder and in respect of the Syndicated Credit Agreement, with such initial annual fee to be paid on the date of this Agreement. (c) All computations of fees shall be made on the basis of a 360-day year and actual days elapsed. Each determination by IFC of a fee hereunder shall be conclusive and binding for all purposes, absent demonstrable error. Section 2.09. Currency and Place of Payments. (a) The Borrower shall make all payments of principal, interest, fees, and any other amount due to IFC under this Agreement in the Loan Currency, in same day funds, to the account of IFC at Citibank, N.A., New York, New York, U.S.A., ABA#021000089, for credit to IFC’s account number 36085579, with reference to Investment No. 50506 or at such other bank or account in New York as IFC from time to time designates in writing to the Borrower. Payments must be received in IFC’s designated account no later than 1:00 p.m. New York time. (b) The tender or payment of any amount payable under this Agreement (whether or not by recovery under a judgment) in any currency other than the Loan Currency shall not novate, discharge or satisfy the obligation of the Borrower to pay in the Loan Currency all amounts payable under this Agreement except to the extent that (and as of the date when) IFC actually receives funds in the Loan Currency in the account specified in, or pursuant to, Section 2.09(a). (c) The Borrower shall indemnify IFC against any losses resulting from a payment being received or an order or judgment being given under this Agreement in any currency other than the Loan Currency or any place other than the account specified in, or pursuant to, Section 2.09(a). The Borrower shall, as a separate obligation, pay such additional amount as is necessary to enable IFC to receive, after conversion to the Loan Currency at a

-15- market rate and transfer to that account, the full amount due to IFC under this Agreement in the Loan Currency and in the account specified in, or pursuant to, Section 2.09(a). (d) Notwithstanding the provisions of Section 2.09(a) and Section 2.09(b), IFC may require the Borrower to pay (or reimburse IFC) for any Taxes, fees, costs, expenses and other amounts payable under Section 2.15 (a) (Taxes) and Section 2.16 (Expenses) in the currency in which they are payable, if other than the Loan Currency. Section 2.10. Allocation of Partial Payments. If at any time IFC receives less than the full amount then due and payable to it under this Agreement, IFC may allocate and apply the amount received in any way or manner and for such purpose or purposes under this Agreement as IFC in its sole discretion determines, notwithstanding any instruction that the Borrower may give to the contrary. Section 2.11. Increased Costs. On each Interest Payment Date, the Borrower shall pay, in addition to interest, the amount which IFC from time to time notifies to the Borrower in an Increased Costs Certificate as being the aggregate Increased Costs of IFC accrued and unpaid prior to that Interest Payment Date. Section 2.12. Unwinding Costs. (a) If IFC incurs any cost, expense or loss as a result of the Borrower: (i) failing to borrow in accordance with a request for Disbursement made pursuant to Section 2.02 (Disbursement Procedure); (ii) failing to prepay in accordance with a notice of prepayment; (iii) prepaying all or any portion of the Loan on a date other than an Interest Payment Date; or (iv) after acceleration of the Loan, paying all or a portion of the Loan on a date other than an Interest Payment Date; then the Borrower shall immediately pay to IFC the amount that IFC from time to time notifies to the Borrower as being the amount of those costs, expenses and losses incurred. (b) For the purposes of this Section, “costs, expenses or losses” include any premium, penalty or expense incurred to liquidate or obtain third party deposits, borrowings, hedges or swaps in order to make, maintain, fund or hedge all or any part of any Disbursement or prepayment of the Loan, or any payment of all or part of the Loan upon acceleration. (c) To request compensation under this Section 2.12 or Section 2.09 (Currency and Place of Payments), IFC shall deliver to the Borrower a certificate setting forth in reasonable detail a calculation of the amount demanded, and any such certificate shall be conclusive absent demonstrable error. The Borrower shall pay to IFC he amount shown as due on any such certificate within 15 days after receipt thereof. Section 2.13. Suspension or Cancellation by IFC. (a) IFC may, by notice to the Borrower, suspend the right of the Borrower to Disbursements or cancel the undisbursed portion of the Loan in whole or in part: (i) if any Event of Default has occurred and is continuing; or (ii) any undisbursed portion of a loan provided for under the Syndicated Credit Agreement is cancelled, or the right of the Borrower to request a disbursement of a loan under the Syndicated Credit Agreement is suspended.

-16- Notwithstanding the foregoing, IFC and the Borrower acknowledge and agree that any undisbursed portion of (A) the Tranche A Loan and the Tranche B Loan shall be automatically cancelled, without any requirement of notice, at the expiry of the Term Loan Availability Period and (B) the Revolving Credit Loan shall be automatically cancelled, without any requirement of notice, at the expiry of the Revolving Credit Availability Period. (b) Upon the giving of any such notice (or upon automatic cancellation under subclause (A) or (B) above), the right of the Borrower to any further Disbursement shall be suspended or cancelled, as the case may be. The exercise by IFC of its right of suspension shall not preclude IFC from exercising its right of cancellation, either for the same or any other reason specified in Section 2.13(a) and shall not limit any other provision of this Agreement. Upon any cancellation the Borrower shall, subject to paragraph (c) of this Section 2.13, pay to IFC all fees and other amounts accrued (whether or not then due and payable) under this Agreement up to the date of that cancellation. A suspension shall not limit any other provision of this Agreement. (c) In the case of partial cancellation of the Loan pursuant to paragraph (a) of this Section 2.13, or Section 2.13(a), interest on the amount then outstanding of the Loan remains payable as provided in Section 2.03 (Interest). Section 2.14. Cancellation by the Borrower. (a) The Borrower may, by notice to IFC, irrevocably request IFC to cancel the undisbursed portion of the Loan, in whole or in part on the date specified in that notice (which shall be a date not earlier than 11:00 a.m. ten (10) Business Days after the date of that notice), subject to the satisfaction of the following conditions (i) if a partial cancellation, the notice shall specify whether the cancellation applies to the Tranche A Loan, the Tranche B Loan or the Revolving Credit Loan, (ii) any requested partial reduction shall be in an aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof and (iii) the Borrower shall have simultaneously requested a pro rata cancellation of the undisbursed loans under the Syndicated Credit Agreement (for the avoidance of doubt, pro rata shall mean that the cancellation hereunder and under the Syndicated Credit Agreement is made in respect of the Term Loan with the same maturity as the corresponding term loan being cancelled under the Syndicated Credit Agreement and/or the Revolving Credit Loan if the revolving credit facility is being cancelled under the Syndicated Credit Agreement, as applicable, and in the same proportional amount). (b) IFC shall, by notice to the Borrower, cancel the undisbursed portion of the Loan effective as of that specified date if the conditions set forth in Section 2.14(a) are satisfied, and subject to Section 2.13(c) (Suspension or Cancellation by IFC), IFC has received all fees and other amounts accrued (whether or not then due and payable) under this Agreement up to such specified date. (c) Any portion of the Loan that is cancelled under this Section 2.14 may not be reinstated or disbursed. Section 2.15. Taxes. (a) The Borrower shall pay or cause to be paid all Taxes (other than taxes, if any, payable on the overall income of IFC) on or in connection with the payment of any and all amounts due under this Agreement that are now or in the future levied or imposed by any Governmental Authority of the Country or any jurisdiction through or out of which a payment is made. (b) All payments of principal, interest, fees and other amounts due under this Agreement shall be made without deduction for or on account of any Taxes. (c) If the Borrower is required by operation of law or otherwise to make or cause to make those payments with deduction for any Tax, the principal or (as the case may be) interest, fees or other amounts due under this Agreement shall be increased to such amount as may be necessary so that IFC receives the full amount it would have received (taking into account any Taxes payable on amounts payable by the Borrower under this subsection) had those payments been made without that deduction.

-17- (d) If Section 2.15(c) applies and IFC so requests, the Borrower shall deliver to IFC official tax receipts evidencing payment (or certified copies of them) within 30 days of the date of that request. (e) Section 2.15(a), Section 2.15(b) and Section 2.15(c) do not apply to Taxes (i) which directly result from (A) an assignee or a Participant being organized under the laws of, or a resident in, the Country, or (B) having its principal office in the Country or having or maintaining a permanent office or establishment in the Country, if and to the extent that, in respect of this sub-paragraph (B), such permanent office or establishment acquires the relevant assignment or Participation, and (ii) in excess of Indemnified Taxes. Section 2.16. Expenses. (a) The Borrower shall pay or, as the case may be, reimburse IFC or its assignees any amount paid by them on account of, all taxes (including stamp taxes), duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration or notarization of the IFC Financing Documents and any other documents related to this Agreement or any other IFC Financing Document. (b) The Borrower shall pay to IFC or as IFC may direct (subject to any separate fee arrangements agreed by the Borrower, IFC and such counsel): (i) the reasonable fees and expenses of IFC’s counsel in the Country and in New York incurred in connection with: (A) the preparation of the investment by IFC provided for under this Agreement and any other IFC Financing Document; (B) the preparation and/or review, execution and, where appropriate, translation and registration of the IFC Financing Documents and any other documents related to them; (C) the giving of any legal opinions required by IFC under this Agreement and any other IFC Financing Document; (D) the administration by IFC of the investment provided for in this Agreement or otherwise in connection with any amendment, supplement or modification to, or waiver under, any of the IFC Financing Documents; and (E) the registration (where appropriate) and the delivery of the evidences of indebtedness relating to the Loan and its disbursement; and (ii) the costs and expenses incurred by IFC in relation to (A) the occurrence of any Event of Default or Potential Event of Default and (B) efforts to enforce or protect its rights under any IFC Financing Document, or the exercise of its rights or powers consequent upon or arising out of the occurrence of any such Event of Default or Potential Event of Default, including legal and other professional consultants’ fees and expenses. Section 2.17. Illegality of Participation. If IFC has sold a Participation in the Loans and after the date of such sale, any change made in any applicable law or regulation or official directive (or its interpretation or application by any Governmental Authority charged with its administration) (herein the “Relevant Change”) makes it unlawful for the Participant acquiring that Participation to continue to maintain or to fund that Participation: (a) the Borrower shall, upon request by IFC (but subject to any applicable Authorization having been obtained), on the earlier of (x) the next Interest Payment Date and (y) the date that IFC advises the Borrower is the

-18- latest day permitted by the Relevant Change, prepay in full that part of the Loan that IFC advises corresponds to that Participation; (b) concurrently with the prepayment of the part of the Loans corresponding to the Participation affected by the Relevant Change, the Borrower shall pay all accrued interest on that part of the Loan; and (c) the Borrower agrees to take all reasonable steps to obtain, as quickly as possible after receipt of IFC’s request for prepayment, the Authorization referred to in Section 2.17(a) if any such Authorization is then required. Section 2.18. Evidence of Debt. (a) The Loan shall be evidenced by one or more accounts or records maintained by IFC in the ordinary course of business. The accounts or records maintained by IFC shall be prima facie evidence of the amount of the Loan made and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to pay any amount owing with respect to the Borrower’s obligations hereunder. (b) The Borrower agrees that upon notice by IFC to the Borrower to the effect that a Pagaré is required or appropriate in order for IFC to evidence the Loan or any portion thereof owing to, or to be made by IFC, the Borrower shall promptly execute as issuer (suscriptor) and deliver, and cause the Guarantors to execute por aval, to IFC (through its physical delivery to IFC’s designated representative in connection with this Agreement) a Pagaré or Pagarés payable to IFC in a principal amount equal to the Loan or any portion thereof (if applicable, simultaneously with the return of previously executed and delivered Pagarés held by IFC, that would result in IFC maintaining Pagarés in an aggregate principal amount exceeding the aggregate principal amount payable to IFC). All references to Pagarés in the IFC Financing Documents shall mean Pagarés, if any, to the extent issued hereunder. In the event of a conflict between the terms of this Agreement and any Pagaré, the terms of this Agreement shall prevail. (c) Promptly upon and concurrently with (i) the accession or release of an additional Guarantor pursuant to this Agreement and the IFC Guarantee Agreement, (ii) any assignment of the Loan or a portion thereof pursuant to Section 7.08 (Successors and Assignees), and (iii) any Disbursement, IFC shall be entitled to request from the Borrower, and the Borrower shall promptly execute as issuer (suscriptor) and deliver, and cause the Guarantors to execute por aval, to IFC (through its physical delivery to IFC’s designated representative in connection with this Agreement) in exchange for any Pagaré evidencing the Loan or portion thereof previously delivered to IFC (which Pagaré shall be delivered to the Borrower duly cancelled simultaneously with the delivery by the Borrower of any new Pagaré), payable to IFC dated as of the date of such Pagaré being exchanged, in a principal amount equal to the Loan or portion thereof evidenced by such Pagaré being exchanged; provided, that if such previously delivered Pagaré has been lost, stolen or mutilated, IFC may deliver in its place an affidavit of lost note and a written indemnity in customary form and reasonably acceptable to the Borrower and, at the discretion of the Borrower and at IFC’s cost, shall assist the Borrower in pursuing any legal proceedings in the Country necessary to obtain the cancellation and issuance of a new Pagaré. (d) The payment of any part of the principal of any Pagaré shall discharge the obligation of the Borrower under this Agreement to pay principal of the Loan or portion thereof evidenced by such Pagaré pro tanto, and the payment of any principal of the Loan or portion thereof in accordance with the terms hereof shall discharge the obligations of the Borrower under the Pagaré evidencing the Loan or portion thereof pro tanto.

-19- ARTICLE III Representations and Warranties Section 3.01. Representations and Warranties. The representations and warranties set out in Article VI (Representations and Warranties) of the Syndicated Credit Agreement shall be made and are deemed to be made herein, mutatis mutandis, for the benefit of IFC as if set out in this Agreement in full. Without limiting the foregoing, the Borrower represents and warrants that: (a) No Immunity. Neither the Borrower nor any of its Subsidiaries nor any of their respective property enjoys any right of immunity from set-off, suit or execution with respect to their respective assets or their respective obligations under any IFC Financing Document; (b) Disclosure. All information disclosed to IFC by the Borrower or any of the Borrower’s Subsidiaries relating to the Borrower, its Subsidiaries, and the Transaction was true and accurate as of the date of such disclosure (other than for projections and other forward-looking statements which the Borrower believes to be reasonable) and does not contain any information which is misleading in any material respect nor does it omit any information the omission of which makes the information contained in it misleading in any material respect; (c) Employee Benefit Plans. Each of the Borrower and its Subsidiaries is in compliance in all material respects with its respective obligations relating to all employee benefit plans established, maintained or contributed to by it and does not have outstanding any liabilities with respect to any such employee benefit plans; (d) Litigation. Neither the Borrower nor any of its Subsidiaries is engaged in nor, to the best of its knowledge, after due inquiry, threatened by, any litigation, arbitration or administrative proceedings, the outcome of which, if adversely determined, could or would reasonably be expected to have a Material Adverse Effect or which involves any Sanctionable Practice; (e) Compliance with Law. (i) To the best of its knowledge and belief, after due inquiry, neither the Borrower nor any of its Subsidiaries is in violation of any statute or regulation of any Governmental Authority in connection with the conduct of its respective business or ownership of its respective property, except for any such violations for which the failure to comply therewith, either individually or in the aggregate, are minor and non-material and do not materially interfere with the conduct of the business and operations of the Borrower or any of its Subsidiaries; and (ii) No judgment or order has been issued which has or may reasonably be expected to have a Material Adverse Effect; (f) Environmental Matters. (i) To the best of its knowledge and belief, after due inquiry, there are no material environmental or social risks or issues in respect of its or any of its Subsidiaries’ Operations other than those disclosed to IFC; and (ii) Neither it nor any of its Subsidiaries has received nor is it or any of its Subsidiaries aware of (A) any existing or threatened complaint, order, directive, claim, citation or notice from any Governmental Authority or (B) any material written communication from any Person,

-20- in either case, concerning its Operations’ failure to comply with any matter covered by the Performance Standards which has, or could reasonably be expected to have, a Material Adverse Effect or any material impact on the implementation or operation of its Operations in accordance with the Performance Standards; (g) Labor Matters. There are no ongoing or, to the best knowledge of the Borrower after due inquiry, threatened, strikes, slowdowns or material work stoppages by employees of the Borrower or any of its Subsidiaries; (h) Use of Proceeds. The proceeds of the Loan shall be utilized for the purposes set forth in Section 7.11 (Use of Proceeds) of the Syndicated Credit Agreement and shall not be in reimbursement of, or to be used for, expenditures in the territories of any country that is not a member of the World Bank or for goods produced in or services supplied from any such country; (i) Sanctionable Practices. Neither the Borrower, nor any of its Subsidiaries, nor any Guarantor, nor any of their respective Affiliates, nor any Person acting on its or any of their behalf, has committed or engaged in, with respect to any of their respective Operations or any transaction contemplated by this Agreement, any Sanctionable Practice; and (j) UN Security Council Resolutions. Neither the Borrower, nor any of its Subsidiaries, nor any Guarantor has entered into any transaction or engaged in any activity prohibited by any resolution of the United Nations Security Council under Chapter VII of the United Nations Charter. Section 3.02. IFC Reliance. The Borrower acknowledges that it makes the representations and warranties in Section 3.01 (including, for the avoidance of doubt, the representations and warranties set forth in the Syndicated Credit Agreement which are incorporated herein by reference) with the intention of inducing IFC to enter into this Agreement and the other IFC Financing Documents and that IFC enters into this Agreement and the other IFC Financing Documents on the basis of, and in full reliance on, each of such representations and warranties. ARTICLE IV Conditions of Disbursement Section 4.01. Conditions of First Disbursement. The conditions set out in Section 5.1 (Conditions to Closing Date) of the Syndicated Credit Agreement shall be incorporated and are deemed to have been incorporated herein, mutatis mutandis, for the benefit of IFC and in respect of the Loan as if set out in this Agreement in full, as conditions precedent to IFC’s obligation to make the first Disbursement hereunder, each to be fulfilled at least 7 Business Days prior to, and remain fulfilled as of, the making of such Disbursement. Without limiting the foregoing, the obligation of IFC to make the first Disbursement is further subject to the fulfillment of the conditions set forth in Section 4.02 (Conditions of All Disbursements) as well as the following conditions, each to be fulfilled at least 7 Business Days prior to, and remain fulfilled as of, the making of such Disbursement: (a) IFC Financing Documents. Each IFC Financing Document, in form and substance satisfactory to IFC, has been entered into by all parties thereto and has become unconditional and fully effective in accordance with its terms; (b) Certificate of Incumbency and Authority. IFC has received a Certificate of Incumbency and Authority from the Borrower and each Guarantor, together with copies of the Charter, by-laws and resolutions referred to in each such Certificate of Incumbency and Authority, and all of the foregoing shall be in form and substance satisfactory to IFC;

-21- (c) Legal Opinions. IFC has received (if it so requires) a legal opinion from counsel to IFC in the Country and in New York, in form and substance satisfactory to IFC and covering such matters relating to the transactions contemplated by this Agreement and the other IFC Financing Documents as IFC may reasonably request; provided, that any such opinions will not duplicate the substance of any legal opinions delivered for the benefit of IFC under or pursuant to the Syndicated Credit Agreement; (d) Fees. IFC has received the fees which Section 2.08 (Fees) requires to be paid before the date of the first Disbursement and all other amounts then due under this Agreement; (e) Legal Fees and Expenses. IFC has received the reimbursement of all invoiced fees and expenses of IFC’s counsel as provided in Section 2.16 (Expenses) or confirmation that those fees and expenses have been paid directly to that counsel (subject to any fee arrangements separately agreed by the Borrower, IFC and such counsel); and (f) Appointment of Agent. The Borrower has delivered to IFC the Service of Process Letter in the form attached hereto as Schedule 7 (Form of Service of Process Letter) duly signed by CCS Global Solutions Inc. for its appointment as the Borrower’s authorized agent, for the period commencing on the Signing Date and ending on the date falling six months after the final Maturity Date hereunder, for service of process pursuant to Section 7.05 (Applicable Law and Jurisdiction). Section 4.02. Conditions of All Disbursements. The conditions set out in Section 5.2 (Additional Conditions Precedent to each Borrowing Date) of the Syndicated Credit Agreement shall be incorporated and are deemed to have been incorporated herein, mutatis mutandis, for the benefit of IFC as if set out in this Agreement in full, as conditions precedent to IFC’s obligation to any Disbursement hereunder, including the first Disbursement, each to be fulfilled at least 7 Business Days prior to, and remain fulfilled as of, the making of such Disbursement. Without limiting the foregoing, the obligation of IFC to make any Disbursment huereunder, including the first Disbursement, is further subject to the fulfillment of the following conditions, each to be fulfilled at least 7 Business Days prior to, and remain fulfilled as of, the making of such Disbursement (except with respect to subsection (b) below and to the extent indicated in subsection (d) below): (a) No Default. No Event of Default and no Potential Event of Default has occurred and is continuing; (b) Use of Proceeds. The proceeds of the Loan shall be utilized as set forth in Section 7.11 (Use of Proceeds) of the Syndicated Credit Agreement and shall not be reimbursement of, or to be used for, expenditures in the territories of any country that is not a member of the World Bank or for goods produced in or services supplied from any such country; (c) Representations and Warranties. The representations and warranties made in Article III are true and correct in all material respects on and as of the date of that Disbursement with the same effect as if those representations and warranties had been made on and as of the date of that Disbursement; (d) Pro Rata Disbursement. The Disbursement is made pro rata with the disbursement of each of the loans provided for in the Syndicated Credit Agreement (for the avoidance of doubt, pro rata shall mean that the Disbursement hereunder and the disbursement under the Syndicated Credit Agreement is made from the Term Loan with the same maturity as the corresponding term loan being disbursed under the Syndicated Credit Agreement and/or the Revolving Credit Loan if the revolving credit facility is being disbursed under the Syndicated Credit Agreement, as applicable, and in the same proportional amount); it is acknowledged and agreed that this condition precedent may be satisfied concurrently with the making of the Disbursement hereunder; and

-22- (e) Environmental Matters. The Borrower has: (i) implemented the relevant actions (if any) required to be implemented before the date of such Disbursement under the Action Plan; and (ii) the Borrower is implementing an E&S Management System in line with the Performance Standards. Section 4.03. Borrower’s Certification. The Borrower shall deliver to IFC with respect to each request for Disbursement: (a) certifications, in the form included in the Loan Notice, relating to the conditions specified in Section 4.02 (Conditions of All Disbursements) expressed to be effective as of the date of that Disbursement; and (b) such evidence as IFC may reasonably request of the proposed utilization of the proceeds of that Disbursement or the utilization of the proceeds of any prior Disbursement. Section 4.04. Conditions for IFC Benefit. The conditions in Section 4.01 (Conditions of First Disbursement) through Section 4.03 (Borrower’s Certification) are for the benefit of IFC and may be waived only by IFC in its sole discretion. ARTICLE V Particular Covenants Section 5.01. Affirmative Covenants. So long as any amount of the Loan remains available for disbursement or any amount is outstanding under this Agreement, the covenants set out in Article VII (Affirmative Covenants) of the Syndicated Credit Agreement shall apply herein, mutatis mutandis, for the benefit of IFC in respect of the Loan as if set out in this Agreement in full. Without limiting the foregoing, unless IFC otherwise agrees, the Borrower shall and shall cause each of its Subsidiaries to: (a) Use of Proceeds. Apply the proceeds of the Loans exclusively as described in Section 3.01(h) (Representations and Warranties); (b) CAO Access. Upon written request from IFC, permit representatives of IFC and the CAO, to: (i) visit any of the sites and premises where the business of the Borrower or any of its Subsidiaries is conducted, subject in each case, if applicable, to the prior written consent of any tenant that is occupying any such site or premise; provided, that the Borrower shall use reasonable efforts to obtain any such consent, taking into consideration the rights of any tenants of any property pursuant to tenancy leases, as applicable; (ii) inspect any sites, facilities, plants and equipment of the Borrower and any of its Subsidiaries, subject in each case, if applicable, to the prior written consent of any tenant that is occupying any such site or facility or other location where such plant and/or equipment is maintained; provided, that the Borrower shall use reasonable efforts to obtain any such consent, taking into consideration the rights of any tenants of any property pursuant to tenancy leases, as applicable; (iii) have access to the books of account and all records of the Borrower and any of its Subsidiaries (including electronic and hard copy files); and

-23- (iv) have access to those employees, and on a reasonable efforts basis, have access to those agents, contractors and subcontractors of the Borrower and any of its Subsidiaries who have or may have knowledge of matters with respect to which IFC or CAO seeks information; in each case upon reasonable prior notice and subject to any applicable laws and regulations; provided, that such access shall be for the purpose of carrying out the CAO’s role under the CAO Policy, and provided further that in carrying out its work, the CAO may disclose information gathered during its activities, subject to the provisions of the CAO Policy; (c) Environmental & Social Requirements. Undertake its respective Operations in compliance with (i) all Applicable E&S Law, (ii) the Action Plan (including implementing all relevant actions required thereunder by the respective dates for completion set forth therein) and (iii) the Performance Standards; (d) Annual Monitoring Report. (i) consult with IFC as to whether revision of the form is necessary or appropriate in light of changes to the Borrower’s or its Subsidiaries’ Operations, or in light of environmental or social risks identified by the Borrower’s E&S Management System; and (ii) revise the form, if necessary or appropriate, as agreed with IFC; (e) E&S Management System. Ensure the continuing implementation of the E&S Management System to assess and manage environmental and social performance of the Borrower’s and its Subsidiaries’ Operations in compliance with (i) all Applicable E&S Law, (ii) the Action Plan and (iii) the Performance Standards; (f) Pension Plans. Comply with all requirements relating to any pension or employee benefit plans; (g) Insurance. Maintain proper insurance coverages for the business and properties of the Borrower and its Subsidiaries pursuant to reasonable and prudent business practices in the relevant market where the Borrower or the relevant Subsidiary operates and after giving effect to reasonable and prudent self-insurance; (h) Reporting Requirements. Without limiting the first paragraph of this Section 5.01, but for the sake of clarity, deliver to IFC a copy of each report, notice or other information required to be delivered to the Administrative Agent under the Syndicated Credit Agreement (including, without limitation, Sections 7.1, 7.2 and 7.3 thereof), at the same time as delivery is made to the Administrative Agent thereunder; and, unless IFC otherwise agrees: (i) Annual Monitoring Report. Within 120 days after the end of each Financial Year, deliver to IFC the Annual Monitoring Report confirming compliance by the Borrower and/or the relevant Subsidiary with the Action Plan, the environmental and social covenants set forth in this Agreement, the Performance Standards and Applicable E&S Law or, as the case may be, identifying any non-compliance or failure, and the actions being taken to remedy any such deficiency and a summary of the key actions taken by the Borrower in connection with environmental and social matters during the relevant Financial Year; (ii) Notice of Accidents, Etc. Within 5 Business Days after its occurrence, notify IFC of any social, labor, health and safety, security or environmental incident, accident or circumstance having, or which could reasonably be expected to have, a Material Adverse Effect or material adverse impact on the implementation of the Transaction or on carrying on of Operations by the Borrower and/or any Subsidiary in accordance with the Performance Standards, specifying in each case the nature of the incident, accident, or circumstance and any effect resulting or likely to result therefrom, and the measures the Borrower and/or the relevant Subsidiary is taking or plans to take to address them and to

-24- prevent any future similar event; and keep IFC informed of the on-going implementation of those measures and plans; (iii) Changes to Business; Material Adverse Effect. Promptly notify IFC of any proposed change in the business or operations of the Borrower or any of its Subsidiaries and of any event or condition that has had or could reasonably be expected to have a Material Adverse Effect; (iv) Litigation, Etc. Promptly upon becoming aware of any litigation or administrative proceedings before any Governmental Authority or arbitral body which has had or, if determined adversely, could reasonably be expected to have, a Material Adverse Effect, notify IFC by electronic mail of that event specifying the nature of that litigation or those proceedings and the steps the Borrower and/or the relevant Subsidiary is taking or proposes to take with respect thereto; (v) Default. Promptly upon the occurrence of an Event of Default or Potential Event of Default, notify IFC by electronic mail specifying the nature of that Event of Default or Potential Event of Default and any steps the Borrower is taking to remedy it; (vi) Development Impact Indicators. Within 60 days after the end of each calendar year (January to December), deliver to IFC certain information as reasonably required to measure the ongoing development impact of the Transaction against the development impact indicators specified in Schedule 5 (Development Impact Indicators) hereto and which information IFC may hold and use in accordance with IFC’s Access to Information Policy (dated January 1, 2012); the data for development impact indicators, as described further in Schedule 5 hereto, shall correspond to the previous calendar year (January to December); (vii) Other Information. Promptly provide to IFC such other information as IFC from time to time requests about the Borrower, any of its Subsidiaries, their respective assets and Operations and the Transaction, including without limitation, information that IFC requests on behalf of the Participants for the Participants to satisfy requirements under applicable laws and regulations, including those concerning anti-money laundering and combatting the financing of terrorism (AML/CFT); provided, that unless an Event of Default has occurred and is continuing, the Borrower shall not be required to deliver any such additional information unless it produces or compiles such information in the ordinary course of business or if such additional information can be produced or compiled by the Borrower without undue burden or the incurrence of material expense; (i) Green Eligibility. The Borrower shall commit to certifying [***]% of new projects (measured on square footage) with eligible green building certifications. Eligible green building certification means any of the following (i) EDGE; (ii) LEED V4 BD+C, where under ‘EAc1 Optimize energy performance’ a minimum of [***] credit points has been awarded out of a total of [***] points; or (iii) other green building certifications that demonstrate at least [***]% energy efficiency improvement against the established Baseline; (j) Portfolio Decarbonization Program. The Borrower shall commit to refine its long-term sustainability strategy with the support of IFC via IFC’s Green Pathways for Real Estate Institutional Portfolios product;

-25- (k) Disclosure of Confidential Information. The Borrower shall not represent in any internal and/or external communication, marketing or publication that [***]. IFC is not restricted from disclosing information relating to the existence, certification and monitoring of any Loan; (l) Liquidity Facility. The Borrower shall maintain a liquidity/revolver facility or facilities with an aggregate amount of at least $200,000,000 at all times (for the avoidance of doubt, such aggregate amount includes both disbursed and undisbursed amounts under such facility or facilities); and (m) Guaranty under the Syndicated Credit Agreement. With specific reference to Section 7.13 (Guaranties and Removal of Unencumbered Assets) of the Syndicated Credit Agreement, the Borrower shall: (i) ensure that at each time that any Subsidiary is required to execute and deliver a guaranty thereunder, such Subsidiary shall simultaneously execute and deliver to IFC the IFC Guarantee Agreement in substantially the form attached hereto as Schedule 8 (Form of IFC Guarantee Agreement) or an accession agreement in respect thereof, in form and substance satisfactory to IFC; (ii) deliver to IFC, simultaneously with any delivery by the Borrower under Section 7.13 of the Syndicated Credit Agreement, a Compliance Certificate in accordance with the requirements set forth therein; and (iii) cause each Subsidiary that enters into the IFC Guarantee Agreement pursuant hereto to deliver to IFC the Guarantor Deliverables as described in the Syndicated Credit Agreement. For the avoidance of doubt, IFC acknowledges and agrees that any Permitted Removal made in accordance with Section 7.13 of the Syndicated Credit Agreement shall be effective for purposes of the IFC Guarantee Agreement. Section 5.02. Negative Covenants. So long as any amount of the Loan remains available for disbursement or any amount is outstanding under this Agreement, the covenants set out in Article VIII (Negative Covenants) of the Syndicated Credit Agreement shall apply herein, mutatis mutandis, for the benefit of IFC in respect of the Loan as if set out in this Agreement in full. Without limiting the foregoing, unless IFC otherwise agrees, the Borrower shall not, and shall cause each of its Subsidiaries not to: (a) Nature of Business. Engage directly or indirectly in any business other than the businesses engaged in by the Borrower and its Subsidiaries as of the date hereof and reasonable extensions thereof and businesses ancillary or complementary thereto; or engage in any business or own any significant assets or have any material liabilities relating to any Prohibited Activity; (b) Use of Proceeds. Use the proceeds of any Disbursement in the territories of any country that is not a member of the World Bank or for reimbursements of expenditures in those territories or for goods produced in or services supplied from any such country; (c) Amendment of Action Plan. Amend the Action Plan in any material respect; (d) UN Security Council Resolutions. Enter into any transaction or engage in any activity prohibited by any resolution of the United Nations Security Council under Chapter VII of the United Nations Charter; or (e) Sanctionable Practices. Engage in (and neither the Borrower nor any Subsidiary shall authorize or permit any Affiliate or any other Person acting on its behalf to engage in) with respect to its Operations or any transaction contemplated by this Agreement, any Sanctionable Practices. The Borrower further covenants that should IFC notify the Borrower of its concerns that there has been a violation of the provisions of this Section or of

-26- Section 3.01(i) (Representations and Warranties) of this Agreement, it shall cooperate and it shall cause each relevant Subsidiary to cooperate, in good faith with IFC and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from IFC, and shall furnish documentary support for such response upon IFC’s request. Section 5.03. Most Favored Nation. For the avoidance of doubt, the Borrower acknowledges and agrees that if, by virtue of Section 7.15 (Certain Amendments to Debt Documents) of the Syndicated Credit Agreement, any additional or more restrictive conditions are automatically incorporated into Section 8.3 (Investments) of the Syndicated Credit Agreement, then references herein to the restrictions set forth in Article VIII (Negative Covenants) of the Syndicated Credit Agreement shall automatically be deemed to include any such additional or more restrictive conditions. In such a case, the Borrower shall provide notice thereof to IFC, at the same time as the Borrower provides such notice to the Administrative Agent pursuant to Section 7.15 of the Syndicated Credit Agreement. ARTICLE VI Events of Default Section 6.01. Acceleration after Default. (a) Subject to Section 6.01(b), if any Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from operation of law or otherwise), IFC may, by notice to the Borrower, require the Borrower to repay the Loan or such part of the Loan as is specified in that notice. On receipt of any such notice, the Borrower shall immediately repay the Loan (or that part of the Loan specified in that notice) and pay all interest accrued on it and any other amounts then payable to IFC under this Agreement and the other IFC Financing Documents. The Borrower waives any right it might have to further notice, presentment, demand or protest with respect to that demand for immediate payment. (b) Notwithstanding the foregoing, IFC agrees that if a Syndicated Credit Agreement Event of Default has occurred and is continuing, but no other Event of Default hereunder has occurred and is continuing, IFC shall not issue a notice requiring the Borrower to repay the Loan or any part thereof unless and until the Required Lenders (as defined in the Syndicated Credit Agreement) have taken action to declare all or part of the loans under the Syndicated Credit Agreement to be immediately due and payable or payable upon demand under Section 9.2 (Remedies upon Event of Default) of the Syndicated Credit Agreement. Section 6.02. Events of Default. It shall be an Event of Default if: (a) Syndicated Credit Agreement Events of Default. Any Event of Default, under and as defined in the Syndicated Credit Agreement, occurs other than any Event of Default thereunder which specifically references a default under or a breach of this Agreement (referred to herein as a “Syndicated Credit Agreement Event of Default”); (b) Non-Payment. (i) The Borrower fails to pay when and as required to be paid herein, any amount of principal or interest of the Loan, or (ii) the Borrower fails to pay within 3 Business Days after the same becomes due any fee due hereunder, or (iii) any applicable Loan Party shall fail to pay any monetary obligation under this Agreement or any of the other IFC Financing Documents (other than principal, interest or fees due under this Agreement) if such failure shall remain unremedied for 5 Business Days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure and (B) written notice of such failure shall have been given to the Borrower by IFC;

-27- (c) Failure to Comply with Obligations. The Borrower or any of its Subsidiaries fails to comply with any of its obligations under this Agreement or any other IFC Financing Document (other than the Syndicated Credit Agreement or any terms incorporated herein by reference to the Syndicated Credit Agreement) to which it is a party or any other agreement between such Person and IFC (other than those referred to in Section 6.02(b)), and any such failure continues for a period of 30 days after the date of that failure; (d) Misrepresentation. Any representation or warranty made in (i) Section 3.01 (Representations and Warranties), but excluding any representations and warranties from the Syndicated Credit Agreement incorporated herein by reference, or in connection with the execution of, or any request (including a request for Disbursement) under, this Agreement or (ii) any other IFC Financing Document (excluding the Syndicated Credit Agreement), is incorrect in any material respect; or (e) Expropriation; Nationalization, Etc. Any Governmental Authority condemns, nationalizes, seizes or expropriates, or otherwise assumes custody or control through an action similar to any of the foregoing, of the business, operations, property or other assets, or of the share capital, of any Loan Party and/or any of its Subsidiaries, or otherwise takes any action that would prevent any Loan Party and/or any of its Subsidiaries from carrying on all or a substantial part of its business or operations, in the case of each of the foregoing, if and only to the extent that such condemnation, nationalization, seizure, expropriation, assumption of custody or control or other action is in respect of assets or share capital with an aggregate value of 15% or more of the Total Portfolio (based on the valuation of the Total Portfolio in the most recent report thereof delivered to the Borrower by IFC prior to the relevant action of such Governmental Authority). Section 6.03. Bankruptcy. If the Borrower is declared liquidated (en quiebra) or declared bankrupt (en concurso) by a court, arbitral body or other Governmental Authority of competent jurisdiction, the Loan, all interest accrued on it and any other amounts payable under this Agreement will become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which the Borrower waives. ARTICLE VII Miscellaneous Section 7.01. Saving of Rights. (a) The rights and remedies of IFC in relation to any misrepresentation or breach of warranty on the part of the Borrower or any other Person shall not be prejudiced by any investigation by or on behalf of IFC or any of the Participants into the affairs of the Borrower or any other Person, by the execution or the performance of this Agreement, any other IFC Financing Document or the Participation Agreement or by any other act or thing which may be done by or on behalf of IFC in connection with this Agreement, any other IFC Financing Document or the Participation Agreement and which might prejudice such rights or remedies. (b) No course of dealing or waiver by IFC in connection with any condition of Disbursement of the Loan under this Agreement or any other IFC Financing Document shall impair any right, power or remedy of IFC with respect to any other condition of Disbursement, or be construed to be a waiver thereof; nor shall the action of IFC with respect to any Disbursement affect or impair any right, power or remedy of IFC with respect to any other Disbursement. (c) Unless otherwise notified to the Borrower by IFC and without prejudice to the generality of Section 7.01(b), the right of IFC to require compliance with any condition under this Agreement or any other IFC Financing Document that may be waived by IFC with respect to any Disbursement is expressly preserved for the purposes of any subsequent Disbursement.

-28- (d) No course of dealing and no failure or delay by IFC in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Agreement, any other IFC Financing Document or any other agreement shall waive or impair, or be construed to be a waiver of, such or any other power, remedy, discretion, authority or right under this Agreement or any other IFC Financing Document, or in any manner preclude its additional or future exercise; nor shall the action of IFC with respect to any default, or any acquiescence by it therein, affect or impair any right, power or remedy of IFC with respect to any other default. Section 7.02. Notices. (a) Any notice, request or other communication to be given or made under this Agreement shall be in writing. Subject to Section 5.01(i) (Affirmative Covenants; Reporting Requirements), Section 7.02(b) (Notices) and Section 7.05 (Applicable Law and Jurisdiction), any such communication may be delivered by hand, airmail, electronic mail, or established courier service to the party’s address specified below or at such other address as such party notifies to the other party from time to time, and will be effective upon receipt. For the Borrower: Paseo de Tamarindos 90, Torre 2, Piso 28 Col. Bosques de las Lomas, Cuajimalpa de Morelos, CP 05120 Ciudad de México Mexico Attention: CFO and/or General Counsel Tel: +5255 5950-0070 Email: jsottil@vesta.com.mx / apucheu@vesta.com.mx For IFC: International Finance Corporation 2121 Pennsylvania Avenue, N.W. Washington, D.C. 20433 United States of America E-mail: Notifications@ifc.org Attention: Director, Manufacturing, Agribusiness and Services Department With a copy (in the case of communications relating to payments) for the attention of the Director, Financial Operations. (b) IFC has a secured document sharing website called “AccessIFC”, located at accessifc.ifc.org. Provided that the Borrower has agreed to all the terms and conditions provided by IFC to access and use AccessIFC, IFC may, in its discretion, grant to the Borrower access to AccessIFC. In the event the Borrower has been granted access to AccessIFC, the Borrower shall deliver via AccessIFC the reports required to be delivered to IFC under this Agreement and any other reporting requirements as may be mutually agreed between the Borrower and IFC. Section 7.03. English Language. (a) All documents to be provided or communications to be given or made under this Agreement or any other IFC Financing Document shall be in the English language, other than the Borrower’s or the Gurarantor’s constitutive documents or any corporate resolutions or any powers of attorney granted by the Borrower or the Guarantors, which shall be in the Spanish language and provided in the Spanish language. (b) Subject to subsection (a) above, to the extent that the original version of any document to be provided, or communication to be given or made, to IFC under this Agreement or any other IFC Financing

-29- Document is in a language other than English, if reasonably required by IFC, that document or communication shall be accompanied by an English translation certified by an Authorized Representative to be a true and correct translation of the original. IFC may, if it so reasonably requires, obtain an English translation of any document or communication received in a language other than English at the reasonable cost and expense of the Borrower. IFC may deem any such English translation to be the governing version between the Borrower and IFC. Section 7.04. Term of Agreement. This Agreement shall continue in force until all monies payable under it have been fully paid in accordance with its provisions. Section 7.05. Applicable Law and Jurisdiction. (a) This Agreement is governed by, and shall be construed in accordance with, the laws of New York, United States of America. (b) Each of the parties hereto irrevocably agrees to venue being laid in the courts of the United States of America located in the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan, in any dispute, claim, action, suit, litigation, Proceeding or complaint arising out of, relating to or having any connection with this Agreement (including any dispute regarding non-contractual obligations and any dispute regarding the existence, validity, interpretation, performance, breach or termination of this Agreement or the consequences of its nullity) (a “Dispute”), and waives any objections to venue based on grounds of forum non conveniens or inconvenient forum. Each party further waives its right to any other jurisdiction to which it may be entitled by reason of its domicile or otherwise. (c) Each of the parties hereto irrevocably also submits to the jurisdiction of any such court in any such Dispute. Final judgment against any party in any such Proceeding shall be conclusive and may be enforced in any other jurisdiction, including the Country, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. (d) The parties acknowledge and agree that no provision of this Agreement in any way constitutes or implies a waiver, renunciation, termination or modification by IFC of any of its privileges, immunities or exemptions granted by its Charter or by international conventions or applicable law, including by the Articles of Agreement establishing IFC, and IFC expressly reserves all such privileges, immunities and exemptions. (e) The Borrower hereby irrevocably designates, appoints and empowers CCS Global Solutions Inc., with offices currently located at 99 Washington Avenue, Suite 805A, Albany, New York 12210, United States as its authorized agent solely to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or Proceeding IFC may bring in the State of New York in respect of this Agreement. (f) As long as this Agreement remains in force, the Borrower shall maintain a duly appointed and authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any Proceeding, IFC may bring in New York, New York, United States of America, with respect to this Agreement. The Borrower shall keep IFC advised of the identity and location of such agent. (g) The Borrower also irrevocably consents, if for any reason its authorized agent for service of process of summons, complaint and other legal process in any Proceeding is not present in New York, New York, to the service of such papers being made out of the courts of the United States of America located in the Southern District of New York and the courts of the State of New York located in the Borough of Manhattan by mailing copies of the papers by registered United States air mail, postage prepaid, to the Borrower, at its address specified pursuant to Section 7.02 (Notices). In such a case, IFC shall also send by electronic mail or have sent by electronic mail a copy of the papers to the Borrower.

-30- (h) Service in the manner provided in Sections 7.05 (e), (f) and (g) in any Proceeding will be deemed personal service, will be accepted by the Borrower as such and will be valid and binding upon the Borrower for all purposes of any such action, suit or Proceeding. (i) The Borrower irrevocably waives to the fullest extent permitted by applicable law: (i) its right of removal of any matter commenced by IFC in the courts of the State of New York to any court of the United States of America; and (ii) any and all rights to demand a trial by jury in any such action, suit or Proceeding brought against it by IFC. (j) To the extent that the Borrower may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement or any other IFC Financing Document to which it is a party from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, the Borrower irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction. (k) The Borrower hereby acknowledges that IFC shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against IFC in any court of the United States of America. The Borrower hereby waives any and all rights to demand a trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, brought against IFC in any forum in which IFC is not entitled to immunity from a trial by jury. (l) To the extent that the Borrower may, in any Proceeding brought in any of the courts referred to in Section 7.05(b) or a court of the Country or elsewhere arising out of or in connection with this Agreement or any other Financing Document to which the Borrower is a party, be entitled to the benefit of any provision of law requiring IFC in such Proceeding to post security for the costs of the Borrower, or to post a bond or to take similar action, the Borrower hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the Country or, as the case may be, the jurisdiction in which such court is located. Section 7.06. Disclosure of Information. (a) IFC may disclose any documents or records of, or information about, this Agreement, any other IFC Financing Document, or the assets, business, Operations or affairs of the Borrower and its Subsidiaries to: (i) its outside counsel, auditors and rating agencies, (ii) any Participant or any Person who intends to purchase a Participation in a portion of the Loan, or any sub-participant, credit insurer, or any other party that is seeking to acquire or has acquired an economic interest in the Loan, whether funded or unfunded, and, if a Participant or such a Person is an investment fund, any investors in such investment fund, and (iii) any other Person as IFC may deem appropriate in connection with the administration of the Loan, including any proposed sale, transfer, assignment or other disposition of IFC’s rights under this Agreement or any IFC Financing Document or otherwise for the purpose of exercising any power, remedy, right, authority, or discretion relevant to this Agreement or any other IFC Financing Document.

-31- (b) The Borrower acknowledges and agrees that, notwithstanding the terms of any other agreement between the Borrower and IFC, a disclosure of information by IFC in the circumstances contemplated by Section 7.06 (a) does not violate any duty owed to the Borrower under this Agreement or under any such other agreement. (c) The Borrower acknowledges that IFC in its absolute discretion may fund the Loan in whole or in part with proceeds from IFC thematic bond programs, such as green bonds or social bonds. In such event the Borrower agrees that for the duration of the Loan: (i) IFC may disclose non-confidential ex-ante estimates related to the Loan and its expected development impact in public reports to IFC’s bond investors, including the annual impact report for IFC’s green bond program and other similar publications, and (ii) if requested by IFC, the Borrower will confirm the details of any such estimates within 14 Business Days of receiving the request. Section 7.07. Indemnification; No Consequential Damage. (a) The Borrower shall, within three Business Days of demand, indemnify, defend and hold harmless IFC and its officers, directors, affiliates, employees, agents and representatives (each, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual or contingent losses, damages, liabilities, obligations, commitments, deficiencies, awards, fines, penalties, judgments, orders, decrees, claims, actions, suits, proceedings, investigations, demands, complaints, grievances, settlements, disputes, litigation and costs and expenses (including attorney fees and expenses, consultant, engineer, and other professional costs and expenses) (“Losses”) arising out of, in connection with, or related in any way to: (i) the execution, delivery or performance of this Agreement, any other IFC Financing Document, or any other agreement or instrument contemplated hereby or thereby or the carrying out of any other transactions contemplated hereby or thereby (including any breach of, or failure to perform, any of the representations, warranties, covenants, or obligations in this Agreement, any other IFC Financing Document, or any other agreement or instrument contemplated hereby or thereby); (ii) the Loan or the actual or proposed use of proceeds thereof; (iii) any actual or alleged non-compliance by the Borrower or any Guarantor (or any Person acting on behalf of any of them) with, or any liability or obligation under, any law, any Applicable E&S Law, and/or the Performance Standards; or (iv) any actual or prospective claim, action, suit, litigation, investigation, proceeding, inquiry, request for information, demand, complaint, dispute or grievance (each, a “Proceeding”) relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is party thereto; provided, that in any case, such indemnity will not be available to any Indemnitee to the extent that such Loss resulted directly from such Indemnitee’s gross negligence or willful misconduct (as determined by a final, non- appealable determination of a court or arbitral tribunal of competent jurisdiction). (b) The Borrower’s indemnity obligations in this Section 7.07 are independent of and in addition to any rights of any Indemnitee in connection with any Loss (provided, however, that no Indemnitee shall be entitled to recover an amount twice in respect of the same Loss), and such obligations shall survive the execution, modification, and amendment of this Agreement and each other IFC Financing Document, the expiration, cancellation, or termination of IFC’s commitment, and the disbursement and repayment of the Loan. (c) To the maximum extent permitted by law, the Borrower shall not assert, and hereby agrees to waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, contingent, or punitive damages arising out of, in connection with, or relating to, this Agreement or any agreement or instrument contemplated hereby, the Loans or the use of the proceeds thereof.

-32- (d) In respect of any Proceeding in connection with a Loss, each Indemnitee shall have the right but not the obligation to control its, his, or her defense; provided, however, that such Indemnitee shall, in respect of any decision to settle any such Proceeding, consult in good faith with the Borrower. Section 7.08. Successors and Assignees. (a) This Agreement binds and benefits the respective successors and assignees of the parties. However, the Borrower may not assign or delegate any of its rights or obligations under this Agreement without the prior consent of IFC. (b) IFC may at any time assign to any Person (excluding any Disqualified Assignee) all or a portion of its rights and obligations under this Agreement (including all or a portion of its undisbursed commitments under each of the Tranche A Loan, the Tranche B Loan and the Revolving Credit Loan and all or a portion of the outstanding principal amount under each of the Tranche A Loan, the Tranche B Loan and the Revolving Credit Loan at the time owing to it), subject, in each case, to the prior consent of the Borrower and subject to the limitation on the payment of additional amounts for Taxes in respect of payments made by the Borrower or the Guarantors to any such assignee Person in excess of Indemnified Taxes; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by notice to IFC within 5 Business Days after having received notice thereof from IFC; provided further, that: (i) IFC may at any time, upon prior notice to the Borrower, assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its undisbursed commitments under each of the Tranche A Loan, the Tranche B Loan and the Revolving Credit Loan and all or a portion of the outstanding principal amount under each of the Tranche A Loan, the Tranche B Loan and the Revolving Credit Loan at the time owing to it), if an Event of Default has occurred and is continuing, to any Person, without the prior consent of the Borrower; and (ii) IFC may at any time, upon prior notice to the Borrower, assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its undisbursed commitments under each of the Tranche A Loan, the Tranche B Loan and the Revolving Credit Loan and all or a portion of the outstanding principal amount under each of the Tranche A Loan, the Tranche B Loan and the Revolving Credit Loan at the time owing to it) to a Lender under the Syndicated Credit Agreement, without the prior consent of the Borrower; provided, that upon any such assignment by IFC of all or a portion of its rights and obligations under this Agreement with respect to such commitments or the Loan (or portion thereof) to a Lender under the Syndicated Credit Agreement, such commitments and/or the Loan (or portion thereof), as the case may be, shall constitute a Revolving Credit Commitment and/or a Term Loan Commitment, or a Revolving Credit Loan and/or a Term Loan, as the case may be, for all purposes under (and in each case as defined in) the Syndicated Credit Agreement and shall be subject to the terms and conditions of the Syndicated Credit Agreement (including limitations on the payment of additional amounts for Taxes in respect of payments made by the Borrower or the Guarantors to any such assignee Lender in excess of Indemnified Taxes); it being understood that no such Lender shall have any rights or obligations with respect to such commitment and/or Loan (or portion thereof) under this Agreement and upon such assignment, such assigned commitment and/or Loan (or portion thereof) shall not be subject to any terms or conditions of this Agreement. Section 7.09. Amendments, Waivers and Consents. Any amendment or waiver of, or any consent given under any provision of this Agreement shall be in writing and: (a) in respect of terms and conditions specifically set forth in this Agrement (and not incorporated by reference to the Syndicated Credit Agreement) shall be signed

-33- by the Borrower and IFC, excluding, for the avoidance of doubt, the first paragraph of Section 3.01, Section 3.01(h) (with respect to the cross-reference to Section 7.11 (Use of Proceeds) of the Syndicated Credit Agreement only), the first paragraph of Section 5.01 (Affirmative Covenants), Section 5.01(a) (Affirmative Covenants) (to the extent it cross-references to the part of Section 3.01(h) described immediately above), the first sentence of Section 5.01(h) (to the exent that it cross-references to information required to be delivered under the Syndicated Credit Agreement), Section 5.01(m) (to the extent it refers to Section 7.13 (Guaranties and Removal of Unencumbered Assets) or any defined terms from the Syndicated Credit Agreement referenced therein) the first paragraph of Section 5.02 (Negative Covenants), Section 5.03 (Most Favored Nation) (with respect to the cross-references to Section 7.15 (Certain Amendments to Debt Documents) and Section 8.3 (Investment) of the Syndicated Credit Agreement) only) and Section 6.02(a) (Events of Default) (to the extent it refers to Events of Default under and as defined in the Syndicated Credit Agreement), for each of which, an amendment, waiver or consent approved by the Required Lenders as required under the Syndicated Credit Agreement in respect of such cross-referenced Section or defined term of the Syndicated Credit Agreement shall be effective for purposes of this Agreement without requiring any further action or consent of the parties hereto; and (b) in respect of terms and conditions of this Agreement that are incorporated by reference to the Syndicated Credit Agreement (including, for the avoidance of doubt, those Sections of this Agreement specifically identified in Section 7.09(a) above), be deemed automatically amended, waived, or consented to, as applicable, as long as the Required Lenders approve such amendment, waiver, or consent, as applicable, in accordance with the terms of the Syndicated Credit Agreement without any action or consent of the parties hereto; provided, that notwithstanding the foregoing, any such amendment, waiver or consent to the Syndicated Credit Agreement which would have the effect of amending or modifying any of the specific terms set forth in this Agreement (excluding, for the avoidance of doubt, any terms set forth in this Agreement that incorporate by reference the terms of the Syndicated Credit Agreement or which otherwise provide that the terms of the Syndicated Credit Agreement shall apply to this Agreement) shall require the consent of the parties hereto and such amendment, waiver or consent shall be disregarded, for purposes of this Agreement, in the absence of such consent. Section 7.10. Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement. Delivery of an executed counterpart signature page by email shall constitute effective execution and delivery of this Agreement. Section 7.11. Third Party Rights. (a) Subject to paragraph (b), this Agreement is for the sole benefit of IFC and the Borrower and is not intended to, nor shall it be interpreted, and does not, provide or create any third party beneficiary rights or any other rights of any kind to any Person who, or entity that, is not a party to it. to enforce any of its terms. (b) This Section 7.11 shall not apply to any Person who is defined as an Indemnitee in Section 7.07 (Indemnification; No Consequential Damages), except and only to the extent that any such Indemnitee (while not a party to this Agreement) is entitled to enforce the provisions of Section 7.07 (Indemnification; No Consequential Damages). Section 7.12. Personal Data. If the Borrower, any Guarantor, or anyone acting on their behalf discloses any information relating to individuals to IFC in connection with the Loan or any of the IFC Financing Documents, other than names and contact details of Borrower personnel involved in the Loan, the Borrower shall ensure that: (a) unless IFC has requested or agreed to provision of the information in personally identifiable form, the information is redacted or anonymized so that no individual is identifiable; and (b) if any individuals are identifiable from the information: (i) the disclosure complies with any data protection or data privacy laws applicable to the Borrower, the Guarantors and their Subsidiaries (such as any requirements to provide information to, or obtain consents from, those individuals), taking full account of IFC’s

-34- expected use of the information, including its inclusion in any IFC Financing Document, its disclosure in accordance with Section 7.06 (Disclosure of Information) or as set forth in IFC’s Products and Services Privacy Notice (ifc.org/privacy/productnotice); (ii) reasonable steps are taken to ensure that the information is accurate, and proportionate to the purposes of disclosure, and that the disclosure is fair to the individuals concerned; and (iii) the information is protected by appropriate security measures in transmission. Section 7.13. Independence of the Borrower. The Borrower confirms that: (a) it has engaged legal, tax, regulatory and accounting advisors, and such other professional advisors as it deems appropriate, with respect to all matters in connection with the Loan and the IFC Financing Documents; and (b) it has, upon its own due diligence as to all matters pertinent hereto with the assistance of its professional advisors, and notwithstanding any involvement of or consultation with IFC or any member of the World Bank Group, independently evaluated, and fully understands, acknowledges, and accepts, all risks arising or potentially arising under or in connection with the Loan and each IFC Financing Document. Section 7.14. Role of IFC. (a) Notwithstanding anything to the contrary provided under the IFC Financing Documents, it is specifically understood and agreed that IFC is acting solely as lender (and, to the limited extent set forth in the Syndicated Credit Agreement, as Sustainability Coordinator) and is not, and shall not be deemed or construed to act as, agent, advisor or fiduciary for the Borrower, or any Guarantor, or for any other Person pursuant to the IFC Financing Documents. (b) Except as expressly assumed by IFC under the IFC Financing Documents, IFC shall have no liability or obligation whatsoever to the Borrower, any Guarantor, or any other Person with respect to the transactions contemplated by the IFC Financing Documents (including, without limitation, for any oversight or monitoring, or any lack of oversight or monitoring, exercised by IFC in respect of, or the manner in which IFC may implement (or refrain from implementing), comply with (or refrain from complying with), any IFC policy (including the Action Plan and Performance Standards) or any Applicable E&S Law and the Borrower or the Guarantors, as the case may be, assume full responsibility in respect of any action it takes (or fails to take) in connection with any recommendation, instruction or advice that IFC may or may not give from time to time in connection with the Operations or any IFC Financing Document. (c) Any reviews, approvals, or due diligence undertaken by IFC is for the sole benefit of IFC alone and not for the benefit of any third party, foreseen or unforeseen, or the Borrower and shall create no fiduciary or other obligation in any respect to any third party, foreseen or unforeseen, or the Borrower. Section 7.15. Acknowledgment of CAO. The Borrower hereby acknowledges and agrees that the CAO is IFC’s independent accountability mechanism for environmental and social concerns; and it has reviewed additional information about the CAO, including the CAO Policy, which is available at http://www.cao-ombudsman.org/. [remainder of page intentionally left blank; signatures follow]

-35- IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written. CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V. By: /s/ Juan Felipe Sottil Achutegui Name: Juan Felipe Sottil Achutegui Title: Attorney-in-Fact INTERNATIONAL FINANCE CORPORATION By: /s/ Olaf Schmidt Name: Olaf Schmidt Title: Regional Industry Director Manufacturing, Agribusiness & Services Latin America & Europe

-36- ANNEX A Page 1 of 3 ANTI-CORRUPTION GUIDELINES FOR IFC TRANSACTIONS The purpose of these Guidelines is to clarify the meaning of the terms “Corrupt Practices”, “Fraudulent Practices”, “Coercive Practices,” “Collusive Practices” and “Obstructive Practices” in the context of IFC operations. 1. CORRUPT PRACTICES A “Corrupt Practice” is the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party. INTERPRETATION A. Corrupt practices are understood as kickbacks and bribery. The conduct in question must involve the use of improper means (such as bribery) to violate or derogate a duty owed by the recipient in order for the payor to obtain an undue advantage or to avoid an obligation. Antitrust, securities and other violations of law that are not of this nature are excluded from the definition of corrupt practices. B. It is acknowledged that foreign investment agreements, concessions and other types of contracts commonly require investors to make contributions for bona fide social development purposes or to provide funding for infrastructure unrelated to the project. Similarly, investors are often required or expected to make contributions to bona fide local charities. These practices are not viewed as Corrupt Practices for purposes of these definitions, so long as they are permitted under local law and fully disclosed in the payor’s books and records. Similarly, an investor will not be held liable for corrupt or fraudulent practices committed by entities that administer bona fide social development funds or charitable contributions. C. In the context of conduct between private parties, the offering, giving, receiving or soliciting of corporate hospitality and gifts that are customary by internationally-accepted industry standards shall not constitute corrupt practices unless the action violates applicable law. D. Payment by private sector persons of the reasonable travel and entertainment expenses of public officials that are consistent with existing practice under relevant law and international conventions will not be viewed as Corrupt Practices. E. The World Bank Group does not condone facilitation payments. For the purposes of implementation, the interpretation of “Corrupt Practices” relating to facilitation payments will take into account relevant law and international conventions pertaining to corruption.

-37- ANNEX A Page 2 of 3 2. FRAUDULENT PRACTICES A “Fraudulent Practice” is any action or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation. INTERPRETATION A. An action, omission, or misrepresentation will be regarded as made recklessly if it is made with reckless indifference as to whether it is true or false. Mere inaccuracy in such information, committed through simple negligence, is not enough to constitute a “Fraudulent Practice” for purposes of World Bank Group sanctions. B. Fraudulent Practices are intended to cover actions or omissions that are directed to or against a World Bank Group entity. It also covers Fraudulent Practices directed to or against a World Bank Group member country in connection with the award or implementation of a government contract or concession in a project financed by the World Bank Group. Frauds on other third parties are not condoned but are not specifically sanctioned in IFC, MIGA, or PRG operations. Similarly, other illegal behavior is not condoned, but will not be sanctioned as a Fraudulent Practice under the World Bank sanctions program as applicable to IFC, MIGA and PRG operations. 3. COERCIVE PRACTICES A “Coercive Practice” is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party. INTERPRETATION A. Coercive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice. B. Coercive Practices are threatened or actual illegal actions such as personal injury or abduction, damage to property, or injury to legally recognizable interests, in order to obtain an undue advantage or to avoid an obligation. It is not intended to cover hard bargaining, the exercise of legal or contractual remedies or litigation.

-38- ANNEX A Page 3 of 3 4. COLLUSIVE PRACTICES A “Collusive Practice” is an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party. INTERPRETATION Collusive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice. 5. OBSTRUCTIVE PRACTICES An “Obstructive Practice” is (i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) acts intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice. INTERPRETATION Any action legally or otherwise properly taken by a party to maintain or preserve its regulatory, legal or constitutional rights such as the attorney-client privilege, regardless of whether such action had the effect of impeding an investigation, does not constitute an Obstructive Practice. GENERAL INTERPRETATION A person should not be liable for actions taken by unrelated third parties unless the first party participated in the prohibited act in question.

-39- ANNEX B Page 1 of 1 PROHIBITED ACTIVITIES • Production or trade in any product or activity deemed illegal under host country laws or regulations or international conventions and agreements, or subject to international bans, such as pharmaceuticals, pesticides/herbicides, ozone depleting substances or PCB’s. • Production or trade in weapons and munitions. ⃰ • Production or trade in alcoholic beverages (excluding beer and wine). ⃰ • Production or trade in tobacco. ⃰ • Gambling, casinos and equivalent enterprises. • Production of trade in wildlife or wildlife products regulated under Convention on International Trade in Endangered Species of Wild Fauna and Flora. • Production or trade in radioactive materials. This does not apply to the purchase of medical equipment, quality control (measurement) equipment and any equipment where IFC considers the radioactive source to be trivial and/or adequately shielded. • Production or trade in or use of unbonded asbestos fibers. This does not apply to purchase and use of bonded asbestos cement sheeting where the asbestos content is less than 20%. • • Drift net fishing in the marine environment using nets in excess of 2.5 km in length. A reasonableness test will be applied when the activities of the project company would have a significant development impact but circumstances of the country require adjustment to the Exclusion List. ⃰ This does not apply to project sponsors who are not substantially involved in these activities. “Not substantially involved” means that the activity concerned is ancillary to a project sponsor’s primary operations.

-40-

ANNEX C
Page 1 of 1

ENVIRONMENTAL AND SOCIAL ACTION PLAN

Task (for Disclosure)	Completion Indicator	Required Completion Date
1. Vesta will build on its existing procedures to develop an E&S Assessment and Management Procedure (E&S-AMP) in line with IFC PS1-8 requirements to guide the site selection and assessment for new sites or the E&S due diligence for the acquisition of existing assets. The E&S-AMP must focus on avoiding E&S impacts, consistent with the enhanced Biodiversity Policy (see ESAP #3), and include specific guidance for preparing Traffic and Road Safety Plans, and Community Health and Safety Plans, where needed.	E&S Assessment and Management Procedure accepted by IFC	6 months after first disbursement
2. Prepare a Land Acquisition Protocol aligned with local regulations and consistent with IFC PS5; it being understood that Vesta acquires land on willing buyer/willing seller basis.	Land Acquisition Protocol accepted by IFC	12 months after first disbursement
3. Vesta will enhance its Biodiversity Policy to be consistent with IFC PS6 requirements. This update will include commitments to No Net Loss and Net Gain in Natural and Critical Habitats (respectively), if applicable, no new assets in UNESCO Natural and Mixed World Heritage and Alliance for Zero Extinction sites, except as allowed under PS6. The enhanced Policy will be applicable to all new assets and to recently developed assets that have entailed habitat conversion.	Enhanced Biodiversity Policy accepted by IFC	12 months after first disbursement
4. Prepare a Security Management Policy consistent with IFC PS4 requirements and as guided by the IFC Good Practice Handbook on the Use of Security Forces.	Security Management Policy accepted by IFC	12 months after first disbursement
5. Update the Community Relations Protocol consistent with IFC PS1, including a Community Grievance Redress Mechanism.	Updated Community Relations Protocol accepted by IFC	6 months after first disbursement

-41- SCHEDULE 1 Page 1 of 19 FORM OF ANNUAL MONITORING REPORT (See Section 1.01 and Section 4.01(e) of the Agreement ) [follows on next page]

-42- SCHEDULE 1 Page 2 of 19 ENVIRONMENTAL AND SOCIAL PERFORMANCE ANNUAL MONITORING REPORT (AMR) Client: VESTA Project Name: Vesta Green Country of Investment: Mexico IFC Project Number: 50506 REPORTING PERIOD: (month/year) through (month/year) AMR COMPLETION DATE: (day/month/year) Sustainability and Gender Solution Department 2121 Pennsylvania Avenue, NW Washington, DC 20433 USA www.ifc.org/enviro

BG Draft 14Dec24 #99451071v3 SCHEDULE 1 Page 3 of 19 AMR SECTION I a) INTRODUCTION IFC’s Investment Agreement requires that VESTA submits an Annual Monitoring Report (AMR) on its facilities and operations’ environmental and social (E&S) performance. This format builds on the content of VESTA’s sustainability reports, avoiding duplication of efforts in its preparation. The following template may be supplemented with annexes as appropriate to ensure all relevant information on project performance is reported. CONTENTS: • Client’s Representation Statement by Sponsor authorized representative • Summary of Key E&S Aspects during the Reporting Period • New Developments • E&S Action Plan (ESAP) status and update • Deviations/non-compliances • Client’s Feedback

-2- 2 SCHEDULE 1 Page 4 of 19 AMR SECTION II 2. 3. Client’s Representation Statement by Sponsor authorized representative 4. I (name) in my role of (position) and representing VESTA certify that: a) VESTA is in compliance with Local E&S Regulations, IFC Performance Standards, and relevant actions required to be undertaken pursuant to the agreed Environmental and Social Action Plan (ESAP). b) Beyond what is reported in this AMR for the current reporting period, to the best of my knowledge, after due inquiry, there are no: • Circumstances or occurrences that have given or would give rise to violations of E&S and Labor Laws. • Social unrest, local population disruption, worker’s strikes, or negative media or NGO attention due to E&S aspects of the company’s activities. • Existing or threatened complaint, order, directive, claim, citation or notice related to E&S matters from any Authority. c) All information contained in this AMR is true, complete and accurate in all respects at the time of submission and no such document or material omitted any information the omission of which would have made such document or material misleading. Signature Date

-3- 3 SCHEDULE 1 Page 5 of 19 AMR SECTION III 5. 6. SUMMARY OF KEY E&S ASPECTS DURING THE REPORTING PERIOD 7. This section aims to identify the key E&S progress/activities/incidents during the Reporting period (include: Summary of Key Findings for the Reporting Period e.g. non-compliances, significant incidents1, social unrest, significant improvements/initiatives regarding E&S performance, etc.) NOTE: Where information is already available in VESTA’s published annual report or any other internal reports, please answer the question by refereeing the reader to the relevant section of that report and provide a hyperlink or copy of the same. Section I: Environmental and Social Management System, Permits, Assessments, Due Diligence, and Audits A. E&S Management System and Programs 1. Please describe the status of the integrated Environmental and Social Management System (ESMS), including if it has been reviewed and updated during the reporting period. If so, please provide details of any new policies, procedures or plans. 2. Please provide details below on the status of any ESMS certifications achieved by VESTA. Status of Management System Certification Schemes (as applicable) Certification Scheme Future Consideration Planning to Implement Successfully Implemented Date of certification / re-certification B. E&S Assessments 1 Examples of significant incidents follow. Chemical and/or hydrocarbon materials spills; fire, explosion or unplanned releases, including during transportation; ecological damage/destruction; local population impact, complaint or protest; failure of emissions or effluent treatment; legal/administrative notice of violation; penalties, fines, or increase in pollution charges; negative media attention; chance cultural finds; labor unrest or disputes; local community concerns.

-4- 4 SCHEDULE 1 Page 6 of 19 3. List any new developments being built or acquired during the reporting period. Name/Location Type of Facility Built/Acquired (dates) EIA/ESIA or ESDD Conducted (Y/N) 4. Have any Environmental Impact Assessment (EIA) or Environmental and Social Impact Assessment (ESIA) been carried out during the reporting period or currently underway? If so, please provide copy of the study and relevant approvals if already obtained. 5. Has the company carried out any E&S due diligence (ESDD) for assets or company acquisitions during this reporting period? If so, please provide details of key findings and any corrective actions required. 6. Has the company identified any risks or claims associated to involuntary displacement of peopluation or Indigenous Peoples or Indigenoius Ejidos? If so, please provide details. 7. Has the company avoided impacts on Alliance for Zero Extinction (AZE) and/or UNESCO World Heritage Sites (WHS) during the construction or acquisition of facilities during the reporting period? If so, please provide details. 8. Has the company identified any risks to biodiversity related to the construction or acquisition of facilities during the reporting period? If so, please provide details. 9. Has the company identified any new E&S risks associated with climate change during the reporting period? If so, has the company taken preventive actions or incorporated mitigation or adaptation measures to address this risk? Please describe. 10. Has the company identified new project risks associated with gender-based violence, abuse, and harassment? If so, have you taken any preventive or remedial actions? Please describe. C. E&S Organization and Competence 11. Were there any changes in the organization to staff responsible for the management of E&S risks and impacts? Please describe the reasons for these changes.

-5- 5 SCHEDULE 1 Page 7 of 19 13. Were there E&S training activities provided to personnel and contractors / subcontractors this reporting year to build capacity, knowledge, and skills necessary for the implementation of ESMS? Please describe. D. Monitoring and Review (here including auditing, significant E&S events, non- compliances/fines/violations reporting, management review) 14. Please provide details of any external and internal E&S audits completed this year, listing non- compliances and how they were resolved. 15. Please describe the company’s current E&S monitoring program to assure adequate E&S performance. 16. During the reporting period, are you aware of any events that may have caused damage; brought about injuries or fatalities or other health problems; attracted the attention of outside parties; affected project labor or adjacent populations; affected cultural property; or created liabilities for your company? Overview of events during reporting period – M&R Date Event Explain what happened Explain how it was resolved 17. Please provide details of any E&S violations and fines received from the regulatory authorities / inspectors E. Contractor Management 18. Did the company conduct periodic inspections of infrastructure projects to verify contractor compliance with the minimum E&S requirements? If yes, please provide key finding and any corrective actions required. Section II: External Grievance Mechanism and Stakeholder Engagement A. Stakeholder Engagement / Grievance Mechanism 19. Please provide an update on the status of the Stakeholder Engagement Plan and Grievance Procedure.

-6- 6 SCHEDULE 1 Page 8 of 19 20. Has the company disclosed any information to Affected Communities this year (e.g. EIA, ESIA)? 21. Has the company received any E&S relevant external complaints and/or improvement/prohibition notice from regulatory authority? Please describe. 22. Has the company received any grievance from the neighboring communities or other key stakeholders? Were there any complaints specific to exploitation, abuse, or harassment? Please describe together with the process of closing the grievances received in the table below. Alternatively, please attach the grievance log and copy of the grievance mechanism. Overview of Grievances received Date Grievance from (Describe each briefly) # Open # Closed # Issue Corrective Measures (Describe each)

-7- 7 SCHEDULE 1 Page 9 of 19 PS2: Labor and Working Conditions Section I – Workforce Statistics 1. Provide the following information regarding your workforce2 disaggregated by gender in the table below: # of direct workers # direct workers by gender # direct workers terminated by gender # contracted/third-party workers by gender Section II – Human Resources Policy, Procedure, and Plans 2. Have you changed or updated or issued new Human Resources (HR) policies, procedures or plans during the reporting period? Please provide details. Section III – Non-Discrimination and Equal Opportunity 3. Please provide an update on implementation of non-discrimination or special measures (e.g., a plan to recruit and retain women and underrepresented groups such as persons with disabilities, sexual and gender minorities, ethnicity, age in the workforce or in particular occupations) during the reporting period Section IV – Workers’ Organizations, Retrenchment, and Grievance Mechanism 4. Please provide an update on workers’ organizations, Freedom of Association (FoA), unions which are active, number of workers unionized, and any labor action occurred within the reporting period. 5. Have there been any strikes or significant labor actions this year? 6. Please indicate the number of closed and open grievances by workers, disaggregated by gender and by direct / contracted workers: Grievance (Describe each briefly) # Open # Closed # Court case Corrective measures (Describe each briefly) 2 See Performance Standard 2 and its Guidance Note for definitions regarding type of employment relationship between the client and the worker: workers directly engaged by the client (direct workers), workers engaged through third parties to perform work related to core business processes of the project for a substantial duration (contracted workers), as well as workers engaged by the client’s primary suppliers (supply chain workers).

-8- 8 SCHEDULE 1 Page 10 of 19 7. Please provide additional information on unresolved grievances and details on any labor court cases or labor claims or disputes. Section V – Sexual Harassment 8. Please provide progress updates on implementation of system (policies, training, grievance mechanism) to prevent and respond to discrimination and harassment (including sexual), intimidation, and/or exploitation, especially in regard to women in the workplace. Section VI – Occupational Health and Safety (OHS) 9. Describe the main initiatives and/or changes implemented to improve overall performance in Occupational Health and Safety (OHS) during the reporting period. 10. Please describe any changes to the OHS management system and how it applies to both employees and contractors. 11. Has the Company conducted a workplace health and safety audit? Does the audit take into account gender-related risks? Please provide a copy of the report. 12. Please provide details of OHS performance parameters in the table below, (based on the Company’s own OHS KPIs / metrics): Performance Parameter Direct Employees Contractor employees Reporting period – Previous year Direct Employees Contractor Employees 13. Please provide details of all work-related serious injuries and fatalities (for all company locations). Please attach copies of incident investigation reports. Company employee or Contractor employee Total Workdays lost Description of Injury (Fatality of Serious Injury) Root Cause of accident Corrective Measures to prevent reoccurrence 1. Please calculate the Lost time injury frequency rate (LTIFR). LFIRF should be calculated using the formula below:

-9- 9 SCHEDULE 1 Page 11 of 19 LTIFR = Number of lost time injuries X 1,000,000 Total manhours worked 2. Where Lost time injury frequency rate (LTIFR) is above the international sectoral benchmark, provide actions taken and planned to reduce the LTIFR rate. Section VII – Emergency Preparedness and Response 3. Please provide details of any material changes, revisions and updates on the existing emergency preparedness and response arrangements including information on the type and number of drills against plan for the reporting period.

-10- 10 SCHEDULE 1 Page 12 of 19 PS3. Resource Efficiency and Pollution Prevention Please answer all questions below and provide supporting data in the tables in the annex or provide corporate tables as relevant. Section I: Resource Efficiency 1. Provide a short description of any measures/efforts implemented during the reporting year by the company to improve electricity and water efficiency. Section II: Energy Generation 2. If power is generated on site, please describe the power generation facility, including the amount generated per year and share of nonrenewable. FUEL CONSUMPTION FUEL TYPE AMOUNT CONSUMED (L) DIESEL RESIDUAL FUEL OIL GAS ELECTRICITY CONSUMPTION ELECTRICITY TYPE SOURCE AMOUNT CONSUMED (kWh) NON-RENEWABLE RENEWABLE Section III: Greenhouse Gas Emissions 3. Report GHG emissions in ton/year of CO2 equivalent, by scope 1 and scope 2. Also indicate if the company quantifies scope 3 and if so, include details. Section IV: Pollution Prevention 4. Describe the nature of any direct air emissions. Is any air quality monitoring conduced? Has the company monitored noise around facilities (e.g. industrial parks) during the reporting period? Were there any exceedances of these monitoring points in relation to the WBG’s General EHS Guidelines3 parameters (see below)? If so, please provide further details 3 See Final - General EHS Guidelines_APRIL 29.doc

-11- 11 SCHEDULE 1 Page 13 of 19 5. Please provide details regarding monitoring and compliance with applicable parameters to any Waste Water Treatment Plants (WWTP) operated by VESTA. Locations of the WWTP Effluent Discharge Point (Municipal System or Body of Water?) Values of Key Applicable Compliance Parameters Values Resulting from Monitoring & Date Exceedances? 6. Were any mitigants or controls put in place to address current exceedances of required compliance values? If so, please explain. Section V: Water Quantity and Quality 7. Please submit water consumption data for the year, confirming that all water was from municipal suppliers. If other water sources were used, please explain. Section VI: Solid and Hazardous Waste and Materials 8. Describe any significant waste management incident/accident, including spills or improper disposal activity, and corrective measures undertaken. 9. Provide information relevant to audits/inspections carried out at third party waste management and disposal facilities and operations.

-12- 12 SCHEDULE 1 Page 14 of 19 11. Provide details of storage facilities, containment, etc. of hazardous materials.

-13- 13 SCHEDULE 1 Page 15 of 19 PS4 - Community Health, Safety and Security Section I: Community Health and Safety 1. List and briefly describe any new programs implemented in relation to community health and safety during the reporting period (e.g. traffic safety). Include new and/or modified infrastructure and equipment, hazardous materials and safety management, road transportation and exposure to disease. 2. Have you carried out any measures related to risks of gender-based violence, exploitation, abuse, or harassment being perpetrated by your employees or contractors in Affected Communities? 3. Have there been any safety-related incidents including severe injuries and fatalities to Affected Communities or other third parties during project-related activities, including, but not limited to, movement or transportation activities of personnel or equipment? Please provide incident investigation report(s). Section II: Security Personnel 4. Has there been any changes to the use of private security firms or government security forces by the company? If yes, has the company performed due diligence on the service provider to screen against any past incidents that may have been violent or abusive? 5. Please describe any changes in the Company’s engagement with private/public security forces during the reporting period and any corresponding agreements. 6. Has the company’s principles of conduct been systematically communicated to public security forces, expressing the company’s desire that security be provided in a manner consistent with those principles?

-14- 14 SCHEDULE 1 Page 16 of 19 AMR SECTION V E&S ACTION PLAN STATUS AND UPDATE Task Title/Description Indicator of Completion* Deadline Actual Completion Date Status / Comments % Complete 1. Vesta will build on its existing procedures to develop an E&S Assessment and Management Procedure (E&S- AMP) in line with IFC PS1-8 requirements to guide the site selection and assessment for new sites or the E&S due diligence for the acquisition of existing assets. The E&S-AMP must focus on avoiding E&S impacts, consistent with the enhanced Biodiversity Policy (see ESAP #3), and include specific guidance for preparing Traffic and Road Safety Plans, and Community Health and Safety Plans, where needed. E&S Assessment and Management Procedure accepted by IFC 6 months after disbursement

-15- 15 SCHEDULE 1 Page 17 of 19 2. Prepare a Land Acquisition Protocol aligned with local regulations and consistent with IFC PS5; it being understood that Vesta acquires land on willing buyer/willing seller basis. Land Acquisition Protocol accepted by IFC 12 months after disbursement 3. Vesta will enhance its Biodiversity Policy to be consistent with IFC PS6 requirements. This update will include commitments to No Net Loss and Net Gain in Natural and Critical Habitats (respectively), if applicable, no new assets in UNESCO Natural and Mixed World Heritage and Alliance for Zero Extinction sites, except as allowed under PS6. The enhanced Policy will be applicable to all new assets and to recently developed assets that have entailed habitat conversion. Enhanced Biodiversity Policy accepted by IFC 12 months after disbursement

-16- 16 SCHEDULE 1 Page 18 of 19 4. Prepare a Security Management Policy consistent with IFC PS4 requirements and as guided by the IFC Good Practice Handbook on the Use of Security Forces. Security Management Policy accepted by IFC 12 months after disbursement 5. Update the Community Relations Protocol consistent with IFC PS1, including a Community Grievance Redress Mechanism. Updated Community Relations Protocol accepted by IFC 6 months after disbursement

-17- 17 SCHEDULE 1 Page 19 of 19 AMR SECTION VI DEVIATION/NON-COMPLIANCES The following are the E&S deviations/non-compliances identified in reference to the following: (i) IFC’s Performance Standards; (ii) E&S Action Plan; and (iii) Applicable E&S Law If there are E&S deviations or non-compliance, please record and provide additional information if necessary. TABLE VI: Record of Deviations and Non-Compliances Deviations or Non- compliance identified Corrective Actions Status of Completion Completion Date IFC’s Performance Standards Environmental and Social Action Plan Applicable E&S Law

-18- 18 SCHEDULE 2 Page 1 of 2 FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY (See Section 1.01 and Section 4.01 of the Agreement) [Borrower/Guarantor Letterhead] [Date] International Finance Corporation 2121 Pennsylvania Avenue, N.W. Washington, D.C. 20433 United States of America Attention: Director, Manufacturing, Agribusiness, and Services Department Ladies and Gentlemen: Certificate of Authorized Representative With reference to the Loan Agreement dated as of December 17, 2024 (the “Loan Agreement”) between CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V. and IFC, [and the Guaranty Agreement, dated as of December __, 2024 (the “IFC Guarantee Agreement”),] I, the undersigned [Chief Executive Officer/Chief Financial Officer] of [name of entity], (the [insert “Borrower”/”Guarantor” as applicable]), duly authorized to do so, hereby certify that: 1. The persons named below have been duly appointed as a director, employee or officer, holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures (the “Authorized Representatives”). Name4 Office Signature _______________ _______________ _______________ _______________ _______________ _______________ _______________ _______________ _______________ 4 Include name, office and signature of each officer who will sign any Document. Designations may be changed at any time by issuing a new Certificate of Incumbency and Authority authorized by the Board of Directors where applicable.

-19- 19 SCHEDULE 2 Page 2 of 2 Each such person is authorized to sign the IFC Financing Documents and any other request, notice, certification or other document provided for thereunder and to take any other action required or permitted to be taken thereunder. 2. Attached hereto as Exhibit A is a copy of the organizational documents of [insert entity] as filed with the corresponding Public Registry, together with all amendments thereto adopted through the date hereof. 3. Attached hereto as Exhibit B is a true and correct copy of [resolutions/powers of attorney] duly [adopted by the Board of Directors of [entity]]/[granted by [entity]] (certified by a notary public), which [resolutions/powers of attorney] have not been revoked, modified, amended or rescinded and are still in full force and effect. IN WITNESS WHEREOF, I have hereunto set my hand this __ day of ●. [CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V.]/[Guarantor Name of Entity] _____________________________ Name: Title: I, the undersigned, [Secretary/Assistant Secretary] of [entity], DO HEREBY CERTIFY that [Insert name of Person making the above certifications] is the duly elected and qualified [Chief Executive Officer/Chief Financial Officer] of [ ] and the signature above is his genuine signature. IN WITNESS WHEREOF, I have hereunto set my hand this __ day of ●. [CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V.]/[Guarantor Name of Entity] _____________________________ Name: Title:

-20- 20 SCHEDULE 3 Page 1 of 2 FORM OF LOAN NOTICE (See Section 2.02 and Section 4.03 of the Loan Agreement) [Borrower’s Letterhead] Date: __________, 20[●] To: International Finance Corporation, as Lender 2121 Pennsylvania Avenue, N.W. Washington, D.C. 20433 United States of America Attention: Director, Department of Financial Operations Ladies and Gentlemen: Reference is made to the Loan Agreement dated as of December 17, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined), between Corporación Inmobiliaria Vesta, S.A.B. de C.V. (the “Borrower”), as borrower, and International Finance Corporation, as lender. The undersigned hereby requests a Disbursement of the [Tranche A Loan][Tranche B Loan] [or][and] Revolving Credit Loan] as follows: 1. On _____________ (a Business Day). 2. In the aggregate amount of $_____________. 3. The account information for the account to which the Disbursment should be credited is: Bank: [ ] ABA No: [ ] Acct. Name: [ ] Acct. No: [ ] Reference: [ ] 4. For the purpose of Section 4.02 and Section 4.03 of the Loan Agreement, the Borrower certifies as follows: (a) No Event of Default and no Potential Event of Default has occurred and is continuing; (b) The proceeds of the Disbursement shall be utilized as set forth in Section 7.11 (Use of Proceeds) of the Syndicated Credit Agreement and shall not be reimbursement of, or to be used for, expenditures in the territories of any country that is not a member of the World Bank or for goods produced in or services supplied from any such country;

-21- 21 SCHEDULE 3 Page 2 of 2 (c) The representations and warranties made in Article III are true and correct in all material respects on and as of the date of that Disbursement with the same effect as if those representations and warranties had been made on and as of the date of that Disbursement; and (d) The Disbursement is being made pro rata with the disbursement of each of the loans provided for in the Syndicated Credit Agreement (for the avoidance of doubt, pro rata shall mean that the Disbursement hereunder and the disbursement under the Syndicated Credit Agreement is made from the Term Loan with the same maturity as the corresponding term loan being disbursed under the Syndicated Credit Agreement and/or the Revolving Credit Loan if the revolving credit facility is being disbursed under the Syndicated Credit Agreement, as applicable, and in the same proportional amount). The above certifications are effective as of the date of this Loan Notice and shall continue to be effective as of the date of the Disbursement. If any of these certifications is no longer valid as of or prior to the date of the requested Disbursement, the Borrower undertakes to immediately notify IFC. Delivery of an executed counterpart of this Loan Notice by electronic mail shall be effective as delivery of an original executed counterpart of this Loan Notice. BORROWER: CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V. By: Name: Title:

-22- 22 SCHEDULE 4 Page 1 of 1 FORM OF LOAN DISBURSEMENT RECEIPT (See Section 2.02 of the Loan Agreement) [Borrower’s Letterhead] International Finance Corporation 2121 Pennsylvania Avenue, N.W. Washington, D.C. 20433 United States of America Attention: Director, Department of Financial Operations Ladies and Gentlemen: Investment No. 50506 Disbursement Receipt No. [ ]* (Loan) We, CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V., hereby acknowledge receipt on the date hereof, of the sum of ___________ disbursed to us by International Finance Corporation (“IFC”) under the Loan of __________ provided for in the Loan Agreement dated as of December 17, 2024 between our company and International Finance Corporation.** [Of this sum, ________ is a Tranche A Loan Disbursement, ______ is a Tranche B Loan Disbursement, and ______ is a Revolving Credit Loan Disbursement.] Yours truly, CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V. By ________________________ Name: Title: [Authorized Representative]*** * To correspond with number of the Loan Notice. See Schedule 3. ** Please note that in some jurisdictions one has to be able to prove amounts disbursed. *** As named in the Borrower's Certificate of Authorized Representative (see Schedule 2).

-23- 23 SCHEDULE 5 Page 1 of 1 DEVELOPMENT IMPACT INDICATORS • Percentage of green building certified GLA in the Borrower’s portfolio • Number of female direct employees • Number of Senior Management Positions (#) • Number of Women in Senior Management • Domestic purchases amount (US$million) • Payments to Government amount (US$million)

-24- 24 SCHEDULE 6 Page 1 of 1 APPLICABLE MARGIN The Applicable Margin for the Loan means an amount that will vary, as per the pricing grid below, based on the Leverage Ratio. The Applicable Margin shall be determined by reference to the Leverage Ratio contained in the latest Compliance Certificate delivered by the Borrower pursuant to Section 7.2(a) (Certificates; Other Information) of the Syndicated Credit Agreement prior to the first day of the applicable Interest Period and by reference to the pricing grid below. If the Borrower fails to deliver any Compliance Certificate required to be delivered pursuant to such Section 7.2(a) demonstrating such Leverage Ratio, the Applicable Margin shall be the maximum Applicable Margin commencing on the first day of the Interest Period immediately succeeding the date that the Borrower should have submitted such Compliance Certificate to IFC and continuing until the first day of the Interest Period immediately succeeding the date that the Borrower has submitted such Compliance Certificate to IFC. Loan Leverage Ratio Applicable Margin (bps) Tranche A Loan < 40% 130.0 > 40% 145.0 Tranche B Loan ≤ 40% 150.0 > 40% 165.0 Revolving Credit Loan ≤ 40% 150.0 > 40% 165.0 The Applicable Margin for any Interest Period for the Loan shall be determined by reference to the Leverage Ratio in effect on the first day of such Interest Period; provided, however, that as of the Signing Date, the Applicable Margin shall be determined based on the Compliance Certificate delivered in connection with Section 5.1.1(h) (Conditions to Closing Date) of the Syndicated Credit Agreement. If as a result of a restatement of the Borrower’s financial statements or other recomputation of the Leverage Ratio on which the Applicable Margin is based, resulting from an error or misstatement on the part of the Borrower or any of its directors, officers, employees, agents, advisors or representatives, the interest paid or accrued hereunder was paid or accrued at a rate lower than the interest that would have been payable had such Leverage Ratio been correctly computed, the Borrower shall pay to IFC promptly following demand therefor the difference between the amount that should have been paid or accrued and the amount actually paid or accrued.

-25- 25 SCHEDULE 7 Page 1 of 2 FORM OF SERVICE OF PROCESS LETTER [Letterhead of Agent for Service of Process] [Date] International Finance Corporation 2121 Pennsylvania Avenue, N.W. Washington, D.C. 20433 Attention: Director, Manufacturing, Agribusiness, and Services Department Investment No. 50506, Mexico: CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V. Ladies and Gentlemen: Reference is made to (i) Section 7.05(e) of the Loan Agreement dated as of December 17, 2024 (the “Loan Agreement”) between CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V. (the “Borrower”) and International Finance Corporation (“IFC”), and (ii) Section 5.3(e) of the Guaranty dated as of December __, 2024 (the “Guaranty”), among QVC, S. de R.L. de C.V., QVC II, S. de R.L. de C.V., Vesta Bajío, S. de R.L. de C.V., Vesta Baja California, S. de R.L. de C.V. and WTN Desarrollos Inmobiliarios de México, S. de R.L de C.V. (together, the “Guarantors” and each a “Guarantor”, and the Guarantors together with the Borrower, the “Appointing Parties”), and IFC. Unless otherwise defined herein, capitalized terms used herein shall have the meaning specified in the Loan Agreement. Pursuant to each of Section 7.05(e) of the Loan Agreement and Section 5.3(e) of the Guaranty, the Appointing Parties have irrevocably designated and appointed the undersigned, [________] with offices currently located at [_______________], as its authorized agent to receive and forward for and on its behalf service of process in any legal action or proceeding with respect to the each of the Loan Agreement and the Guaranty, in the courts of the United States of America for the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan. The undersigned hereby informs you that it has irrevocably accepted that appointment as process agent as set forth in each of Section 7.05(e) of the Loan Agreement and Section 5.3(e) of the Guaranty, in each case from December ___, 2024 until December ___, 2030 and agrees with you that the undersigned (i) shall inform IFC promptly in writing of any change of its address in New York; (ii) shall perform its obligations as such process agent in accordance with the relevant provisions of each of Section 7.05 of the Loan Agreement and 5.3 of the Guaranty, and (iii) shall forward promptly to the Appointing Parties any legal process received by the undersigned in its capacity as process agent. As process agent, the undersigned and its successor or successors agree to discharge the above- mentioned obligations and will not refuse fulfillment of such obligations as provided under any of Section 7.05(e) of the Loan Agreement and Section 5.3(e) of the Guaranty. Very truly yours, [CCS Global Solutions Inc.] By: _____________________ Name: Title:

-26- 26 SCHEDULE 7 Page 2 of 2 cc: CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V. ___________________________________________ 1 Insert date of effectiveness of appointment. 2 Insert date which is six months after the last repayment of the Loans.

-27- 27 SCHEDULE 8 Page 1 of 15 FORM OF IFC GUARANTEE AGREEMENT [follows on next page]

-28- 28 SCHEDULE 8 Page 2 of 15 GUARANTY THIS GUARANTY dated as of December __, 2024 (this “Guaranty”) is issued by [[●]] (collectively, the “Guarantors”, each a “Guarantor”) in favor of the Lender (as defined below). Capitalized terms used but not defined herein, have the respective meanings set forth in the Loan Agreement (as defined below) or, if such capitalized terms are not defined in the Loan Agreement, in the Syndicated Credit Agreement (as defined below), and the rules of interpretation set forth in Section 1.03 of such Loan Agreement shall apply herein as if fully set forth herein. R E C I T A L S: 1. Pursuant to a Loan Agreement dated as of December 17, 2024 (the “Loan Agreement”), between Corporación Inmobiliaria Vesta, S.A.B. de C.V. (the “Borrower” and, together with the Guarantors, the “Loan Parties”) and International Finance Corporation, an international organization established by Articles of Agreement among its member countries including Mexico (“IFC” or the “Lender”), the Lender has agreed to provide a credit facility to the Borrower. 2. The Loan Agreement is entered into in connection with the Credit Agreement dated as of December 17, 2024 among the Borrower, various financial institutions as lenders and agents, and IFC as Parallel Lender and Sustainability Coordinator (the “Syndicated Credit Agreement”), and the Loan Agreement incorporates by reference certain of the provisions set forth in the Syndicated Credit Agreement. 3. The Loan Agreement requires that each Guarantor execute this Guaranty in order to guarantee payment of the Guaranteed Obligations (as defined below). 4. Each Guarantor will benefit from the extensions of credit to the Borrower by the Lender. NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each Guarantor hereby guarantees payment of the Guaranteed Obligations (as defined below) as more specifically described herein and hereby agrees as follows: SECTION 1 NATURE AND SCOPE OF GUARANTEE 1.1 Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means all Obligations of the Borrower owing to the Lender under or in connection with the Loan Agreement (including all costs, expenses and fees, including court costs and reasonable and documented attorneys’ fees payable by the Loan Parties to the Lender pursuant to the IFC Financing Documents, arising in connection with the collection of any of the foregoing Guaranteed Obligations). As used herein, “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Loan Parties arising under any IFC Financing Document or otherwise with respect to the Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, Obligations include (a) the obligation to pay principal, interest, fees and other amounts payable by the Loan Parties under any IFC Financing Document and (b) the obligation of the Loan Parties to reimburse any amount in respect of any

-29- 29 SCHEDULE 8 Page 3 of 15 of the foregoing that the Lender, in each case in its sole discretion, may elect to pay or advance on behalf of any Loan Party in each case in accordance with the IFC Financing Documents. 1.2 Guaranteed Obligations Not Reduced by Setoff. The Guaranteed Obligations and the liabilities and obligations of each Guarantor to the Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future setoff, claim or defense of the Borrower (including any setoff for Indemnified Taxes as set forth in Section 1.10), or any other party, against the Lender, whether such setoff, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise. Without limiting the foregoing or the Guarantors’ liability hereunder, to the extent that the Lender advances funds or extends credit to the Borrower pursuant to the Loan Agreement or any other IFC Financing Document, and does not receive payments in the amounts and at the times required or provided by the IFC Financing Documents, subject to the expiration of any applicable grace or cure period expressly set forth in the Loan Agreement, each Guarantor is absolutely liable to make such payments to the Lender, on a timely basis. 1.3 Guarantee of Guaranteed Obligations. Each Guarantor irrevocably and unconditionally guarantees to the Lender the punctual payment of the Guaranteed Obligations when due (whether at stated maturity, upon acceleration or otherwise), subject to the expiration of any applicable grace or cure period expressly set forth in the Loan Agreement. Each Guarantor irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as if it is the primary obligor and not merely as surety. The liability of each Guarantor hereunder is joint and several with the liability of any other Guarantor under its respective guaranty. 1.4 Nature of Guaranty. This Guaranty is intended to be an irrevocable, absolute and continuing guarantee of payment and is not merely a guarantee of collection. This Guaranty shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Obligations. 1.5 Payment by Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, subject to the expiration of any applicable grace or cure period expressly set forth in the Loan Agreement, then the Guarantors shall, immediately upon demand by the Lender, and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration or any other notice whatsoever, pay, at the election of the Lender, in the lawful currency in which the applicable Guaranteed Obligations have been incurred (or such other currency as may be required under the Loan Agreement), the amount due on the Guaranteed Obligations to the Lender as directed by the Lender in writing. Any such demand may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time, without duplication, with respect to the same or different items of Guaranteed Obligations. Any such demand shall be deemed made, given and received in accordance with Section 5.2. 1.6 Payment of Expenses. If any Guarantor breaches or fails to timely perform any provision of this Guaranty, then the Guarantors shall, immediately upon demand by the Lender, pay to the Lender all documented costs and expenses (including court costs and reasonable attorneys’ fees and expenses payable by the Borrower to the Lender pursuant to the IFC Financing Documents) incurred by the Lender in the enforcement hereof or the preservation of the Lender’s rights hereunder, including any of the foregoing arising out of any case commenced by or against any Guarantor under applicable Debtor Relief Laws. The covenant contained in this Section 1.6 shall survive the payment of the Guaranteed Obligations.

-30- 30 SCHEDULE 8 Page 4 of 15 1.7 No Duty to Pursue Others. The Lender shall not be required (and each Guarantor hereby waives any rights which it may have to require the Lender) to, in order to enforce payment by any Guarantor, first (a) institute suit or exhaust remedies against the Borrower or others liable on the Guaranteed Obligations or any other Person, (b) enforce the Lender’s rights against any security which shall ever have been given to secure the Guaranteed Obligations, (c) enforce the Lender’s rights against any other guarantor of the Guaranteed Obligations, (d) join the Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to the Lender against any security that shall ever have been given to secure the Guaranteed Obligations or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. 1.8 Waiver of Notices, etc. Each Guarantor agrees to the provisions of each of the IFC Financing Documents, and hereby waives (to the fullest extent permitted by applicable law) notice of (a) any loan or advance made by the Lender to the Borrower or issuance or redemption of any instrument evidencing indebtedness of the Borrower in favor of the Lender, (b) acceptance of this Guaranty, (c) any amendment or extension of any IFC Financing Document or any other instrument or document pertaining to all or any part of the Guaranteed Obligations, (d) the occurrence of any Potential Event of Default or Event of Default, (e) the Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (f) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (g) protest, proof of nonpayment or default by the Borrower with respect to any of the Guaranteed Obligations, (h) the release of any other guarantor of the Guaranteed Obligations or (i) any other action at any time taken or omitted by the Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, any IFC Financing Document, and any other document or agreement evidencing, securing or relating to any of the Guaranteed Obligations. 1.9 Effect of Bankruptcy, Other Matters. If, pursuant to any Debtor Relief Law, or any judgment, order or decision thereunder, or for any other reason, (a) the Lender must rescind or restore any payment or any payment is avoided or reduced, or any part thereof, received by the Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to any Guarantor by the Lender shall be without effect, this Guaranty shall remain in full force and effect, and the Lender shall be entitled to recover the value or amount of that payment from the Guarantors, (b) the Borrower shall cease to be liable to the Lender for any of the Guaranteed Obligations (other than by reason of the payment in full thereof (other than any indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other provisions of the IFC Financing Documents, in each case, which by the express terms of the relevant IFC Financing Documents survive the repayment of the Guaranteed Obligations and the termination of all Loan commitments of the Lender)), then the obligations of each Guarantor under this Guaranty shall remain in full force and effect. It is the intention of the Lender and each Guarantor that each Guarantor’s obligations hereunder shall not be discharged except by the Guarantors’ performance of such obligations and then only to the extent of such performance. Without limiting the generality of the foregoing, it is the intention of the Lender and each Guarantor that the filing of any proceeding under any Debtor Relief Law by or against the Borrower or any other Person obligated on any portion of the Guaranteed Obligations shall not affect the obligations of the Guarantors under this Guaranty or the rights of the Lender under this Guaranty, including the right or ability of the Lender to pursue or institute suit against any Guarantor for the entire Guaranteed Obligations.

-31- 31 SCHEDULE 8 Page 5 of 15 1.10 Taxes. 1.10.1 Payments Free of Taxes. Any and all payments by or on account of any obligation of a Guarantor hereunder shall be made free and clear of and without reduction or withholding for any Taxes, provided that if the Guarantor shall be required by applicable law to deduct any Taxes from such payments, then (a) if such Taxes are Indemnified Taxes, the sum payable shall be increased by the payment of additional interest as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no such deductions been made, up to the maximum amount payable as Indemnified Taxes, (b) the Guarantor shall make such deductions, and (c) the Guarantor shall pay the full amount deducted to the relevant Governmental Authority, when payable in accordance with applicable Law; provided that, for the avoidance of doubt, the Guarantor shall not be required to pay any additional interest pursuant to this Section 1.10.1, attributable to Indemnified Taxes, in excess of the reduced Mexican withholding Tax rate (currently 4.9%, as may be adjusted by any change in applicable Law after the date of this Guaranty) that would have been imposed had the Lender been a Qualified Lender at the time of payment of amounts payable to or for the account of the Lender. 1.10.2 Indemnification by Guarantor. If applicable and provided that the Lender is not a Mexican resident for tax purposes, the Guarantor shall indemnify the Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to additional interest payable under this Section) paid or payable by the Lender, or that was required to be withheld or deducted from a payment to the Lender, on or with respect to any payment made to the Lender by or on account of any obligation of a Guarantor hereunder, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Guarantors by the Lender shall be conclusive absent demonstrable error. 1.10.3 Evidence of Payments. As soon as practicable after any payment by a Guarantor to a Governmental Authority pursuant to this Section 1.10.3, the Guarantor shall deliver to the Lender a copy or electronic evidence of any tax return used for a payment to such Governmental Authority evidencing such payment or other evidence of such payment (which, for the avoidance of doubt with respect to Mexican Taxes or Mexican Other Taxes, will include a copy of the tax receipt constancia de retención de impuestos issued by the Guarantor under the format of a Comprobante Fiscal Digital por Internet in terms of applicable Law to the Lender, when applicable). At the request of the Guarantor, the Lender shall use reasonable efforts (at the sole cost and expense of the Guarantor) to cooperate with the Guarantor in obtaining a refund of any Taxes that the Guarantor believes were not correctly or legally imposed and for which the Guarantor has indemnified the Lender under this Section 1.10.3, when applicable and provided that the Lender is not a Mexican resident for tax purposes. 1.10.4 Limitation on Payment Obligations. Notwithstanding any other provision of this Guaranty, the Guarantor shall not be obligated to pay any amount under this Section 1.10.4 to, or for the benefit of, any Guaranteed Credit Party, to the extent that such amount would not have been required to be paid if such Guaranteed Credit Party had complied with its obligations under Section 4.1.4 of the Syndicated Credit Agreement. For the avoidance of doubt, the foregoing shall only apply to the extent the Lender is party to the Syndicated Credit Agreement as a lender and bound by the obligations set forth in Section 4.1.4. thereof.

-32- 32 SCHEDULE 8 Page 6 of 15 1.10.5 Treatment of Certain Refunds. If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Guarantor or with respect to which a Guarantor has paid additional amounts pursuant to this Section, it shall promptly pay to the Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Guarantor, upon the request of the Lender, agrees to repay the amount paid over to the Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 1.10.5, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 1.10.5, the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require the Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Guarantor or any other Person. SECTION 2 ADDITIONAL EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS Each Guarantor hereby consents and agrees to each of the following, and agrees that the Guarantors’ obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights and defenses (including rights to notice) that such Guarantor might otherwise have or hereafter acquire as a result of or in connection with any of the following: 2.1 any lack of validity or enforceability of any IFC Financing Document or any agreement or instrument relating thereto; 2.2 any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the IFC Financing Documents, or any other amendment or waiver of or any consent to departure from any IFC Financing Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower, any other Loan Party or any of their Subsidiaries or otherwise; 2.3 any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations; 2.4 any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the IFC Financing Documents or any other assets of any Loan Party or any of its Subsidiaries;

-33- 33 SCHEDULE 8 Page 7 of 15 2.5 any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

-34- 34 SCHEDULE 8 Page 7 of 15 2.6 any failure of the Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Lender (each Guarantor waiving any duty on the part of the Lender to disclose such information); 2.7 the failure of any other Person to execute or deliver this Guaranty, any other IFC Financing Document or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; 2.8 any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety; or 2.9 the benefits of orden, excusión, división, quita, novación, espera, and/or modificación and other benefits contemplated by Articles 2813, 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2824, 2827, 2836, 2839, 2840, 2844, 2845, 2846, 2847, 2848 and 2849, and other equivalent provisions of the Federal Civil Code (Código Civil Federal) of Mexico and equivalent articles in the Civil Codes of the States of Mexico and Mexico City. SECTION 3 REPRESENTATIONS AND WARRANTIES To induce the Lender to enter into the Loan Agreement and the other IFC Financing Documents and to extend credit to the Borrower, each Guarantor represents and warrants to the Lender that: 3.1 Benefit. Such Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and the Guaranteed Obligations; 3.2 No Representation by the Lender. Neither the Lender nor any other Person has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Guaranty; 3.3 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, such Guarantor is, and will be, Solvent; 3.4 Authorization; No Contravention. The execution, delivery and performance by such Guarantor of this Guaranty have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except with respect to any violation, breach, contravention or conflict referred to in clauses (b)(i), SCHEDULE 8 Page 8 of 15

-35- 35 (b)(ii) and (c), to the extent that such violation, breach, contravention or conflict would not reasonably be expected to have a Material Adverse Effect. 3.5 Binding Effect. This Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity. SECTION 4 SUBORDINATION OF CERTAIN INDEBTEDNESS 4.1 Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 4. For purposes hereof, the “Subordinated Obligations” of each Guarantor shall include all rights and claims of such Guarantor against the Borrower (arising as a result of subrogation or otherwise (including the subrogation right provided in Article 2,830 and other equivalent provisions of the Federal Civil Code (Código Civil Federal) of Mexico and equivalent articles in the Civil Codes of the States of Mexico and, for the avoidance of doubt, Mexico City)) as a result of such Guarantor’s payment of all or a portion of the Guaranteed Obligations. 4.2 Prohibited Payments, Etc. Except during the continuance of a Potential Event of Default or Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments or payments made in the ordinary course of business from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Potential Event of Default or Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), however, unless the Lender otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations. 4.3 Prior Payment of Guaranteed Obligations. In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Guarantor agrees that the Lender shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”) but excluding any indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other provisions of the IFC Financing Documents, in each case, which by the express terms of the relevant IFC Financing Documents survive the repayment of the Guaranteed Obligations and the termination of all Loan commitments of the Lender) before such Guarantor receives payment of any Subordinated Obligations, to the extent permitted by any such proceeding under any Debtor Relief Law. 4.4 Turn-Over. After the occurrence and during the continuance of any Potential Event of Default or Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor shall, if the Lender so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lender and deliver such payments to the Lender on account of the Guaranteed Obligations (including all Post Petition SCHEDULE 8 Page 9 of 15

-36- 36 Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty. 4.5 Lender Authorization. After the occurrence and during the continuance of any Potential Event of Default or Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), the Lender is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Lender for application to the Guaranteed Obligations (including any and all Post Petition Interest). SECTION 5 MISCELLANEOUS 5.1 Waiver. No failure to exercise, and no delay in exercising, on the part of the Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender hereunder shall be in addition to all other rights and remedies provided by law or in equity. No modification or waiver of any provision of this Guaranty, or consent to departure therefrom, shall be effective unless in writing, and no such modification, waiver or consent shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. 5.2 Notices. Any notice or other communication required or permitted to be given by this Guaranty shall be delivered or furnished in accordance with the terms of Section 7.02 of the Loan Agreement which are incorporated by reference herein mutatis mutandis as if fully set forth herein and, if directed to a Guarantor, to the following: Corporación Inmobiliaria Vesta, S.A.B. de C.V. Paseo de Tamarindos No. 90, Torre II, piso 28 Col. Bosques de las Lomas 05120, Ciudad de México, Attention: Chief Financial Officer 5.3 APPLICABLE LAW AND JURISDICTION. (a) This Guaranty is governed by, and shall be construed in accordance with, the laws of New York, United States of America. (b) Each Guarantor irrevocably agrees to venue being laid in the courts of the United States of America located in the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan, in any dispute, claim, action, suit, litigation, Proceeding or complaint arising out of, relating to or having any connection with this Guaranty (including any dispute regarding non-contractual obligations and any dispute regarding the existence, validity, interpretation, performance, SCHEDULE 8 Page 10 of 15

-37- 37 breach or termination of this Guaranty or the consequences of its nullity) (a “Dispute”), and waives any objections to venue based on grounds of forum non conveniens or inconvenient forum. (c) Each Guarantor irrevocably also submits to the jurisdiction of any such court in any such Dispute. Final judgment against such Guarantor in any such Proceeding shall be conclusive and may be enforced in any other jurisdiction, including the Country, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. (d) The parties acknowledge and agree that no provision of this Guaranty in any way constitutes or implies a waiver, renunciation, termination or modification by IFC of any of its privileges, immunities or exemptions granted by its Charter or by international conventions or applicable law, including by the Articles of Agreement establishing IFC, and IFC expressly reserves all such privileges, immunities and exemptions. (e) Each Guarantor hereby irrevocably designates, appoints and empowers CCS Global Solutions Inc., with offices currently located at 99 Washington Avenue, Suite 805A, Albany, New York 12210, United States as its authorized agent solely to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or Proceeding the Lender may bring in the State of New York in respect of this Guaranty. (f) As long as this Guaranty remains in force, each Guarantor shall maintain a duly appointed and authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any Proceeding, the Lender may bring in New York, New York, United States of America, with respect to this Guaranty. Each Guarantor shall keep the Lender advised of the identity and location of such agent. (g) Each Guarantor also irrevocably consents, if for any reason its authorized agent for service of process of summons, complaint and other legal process in any Proceeding is not present in New York, New York, to the service of such papers being made out of the courts of the United States of America located in the Southern District of New York and the courts of the State of New York located in the Borough of Manhattan by mailing copies of the papers by registered United States air mail, postage prepaid, to the Borrower, at its address specified pursuant to Section 5.2. In such a case, the Lender shall also send by electronic mail or have sent by electronic mail a copy of the papers to such Guarantor. (h) Service in the manner provided in Sections 5.3 (e), (f) and (g) in any Proceeding will be deemed personal service, will be accepted by the applicable Guarantor as such and will be valid and binding upon such Guarantor for all purposes of any such action, suit or Proceeding. (i) Each Guarantor irrevocably waives to the fullest extent permitted by applicable law: (i) its right of removal of any matter commenced by the Lender in the courts of the State of New York to any court of the United States of America; and (ii) any and all rights to demand a trial by jury in any such action, suit or Proceeding brought against it by the Lender.

-38- 38 SCHEDULE 8 Page 11 of 15 (j) To the extent that any Guarantor may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Guaranty or any other IFC Financing Document to which it is a party from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, such Guarantor irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction. (k) Each Guarantor hereby acknowledges that IFC shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any Proceeding arising out of or relating to this Guaranty or the transactions contemplated hereby brought against IFC in any court of the United States of America. Each Guarantor hereby waives any and all rights to demand a trial by jury in any Proceeding arising out of or relating to this Guaranty or the transactions contemplated by this Guaranty, brought against IFC in any forum in which IFC is not entitled to immunity from a trial by jury. (l) To the extent that a Guarantor may, in any Proceeding brought in any of the courts referred to in Section 5.2(b) or a court of the Country or elsewhere arising out of or in connection with this Guaranty or any other IFC Financing Document to which such Guarantor is a party, be entitled to the benefit of any provision of law requiring the Lender in such Proceeding to post security for the costs of such Guarantor, or to post a bond or to take similar action, such Guarantor hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the Country or, as the case may be, the jurisdiction in which such court is located. 5.4 Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provision. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 5.5 Entirety. This Guaranty embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. 5.6 Parties Bound; Assignment. This Guaranty shall be binding upon and inure to the benefit of each Guarantor and the Lender and their respective successors, assigns and legal representatives; provided that no Guarantor may, without the prior written consent of the Lender, assign any of its rights, powers, duties or obligations hereunder. 5.7 Role of the Lender. This Guaranty has been delivered to the Lender for its sole benefit. Except as otherwise agreed by the Lender, no third party shall have any right to enforce this Guaranty against any Guarantor. All payments by any Guarantor pursuant to this Guaranty shall be made to or as directed by the Lender for distribution in accordance with the Loan Agreement. 5.8 Multiple Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart signature page by email shall constitute effective execution and delivery of this Guaranty.

-39- 39 SCHEDULE 8 Page 12 of 15 5.9 Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by the Borrower to the Lender, by endorsement or otherwise, other than under this Guaranty, then such liability shall not be in any manner impaired or affected hereby and the rights of the Lender hereunder shall be cumulative of all other rights that the Lender (or any of them) may ever have against such Guarantor. The exercise by the Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. 5.10 Termination. Notwithstanding anything to the contrary contained herein but subject to Section 5.01(m) (Affirmative Covenants) of the IFC Loan Agreement, this Guaranty shall terminate and be of no further force or effect upon the full performance and payment of the Guaranteed Obligations (other than any indemnities and other contingent obligations not then due and payable and as to which no claim has been made, and other provisions of the IFC Financing Documents, in each case, which by the express terms of the relevant IFC Financing Documents survive the repayment of the Guaranteed Obligations and the termination of all Loan commitments of the Lender). Upon termination of this Guaranty in accordance with the terms hereof, the Lender promptly shall deliver to the Guarantors, at the Guarantors’ cost and expense, such documents as the Guarantors or the Guarantors’ counsel reasonably may request in order to evidence such termination. 5.11 Right of Setoff. If an Event of Default shall have occurred and be continuing and subject to Section 5.7 above, the Lender, and each of the Lender’s Affiliates, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or such Affiliate to or for the credit or the account of any Guarantor against any of the obligations of any Guarantor now or hereafter existing under this Guaranty or any other IFC Financing Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Guaranty or any other IFC Financing Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that none of the Lender or Affiliates thereof shall set off funds against any account holding funds, or any other obligations, that are subject to claims of any other lender or group of lenders (excluding the Lender and its Affiliates) against any Guarantor or any Affiliate thereof. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. By acceptance of the benefits of this Guaranty, the Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. 5.12 Sovereign Immunity. To the extent that any Guarantor has or hereafter may acquire any immunity from jurisdiction of any competent court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Guarantor hereby irrevocably and unconditionally waives such immunity in respect of its obligations under this Guaranty and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 5.12 shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

-40- 40 SCHEDULE 8 Page 13 of 15 5.13 Patriot Act. Each Guarantor acknowledges that, to the extent the Lender is subject to the Patriot Act, it has notified such Guarantor that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow the Lender to identify such Guarantor in accordance with the Patriot Act. 5.14 Know Your Customers. If: (a) any Change in Law; (b) any change in the status of any Guarantor after the date of this Guaranty; (c) any change in the applicable internal requirements of the Lender; or (d) a proposed assignment or transfer by the Lender of any of its rights and obligations under the Loan Agreement to another party, requires the Lender (or, in the case of this paragraph (d) any prospective Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Guarantor shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in this paragraph (d), on behalf of the prospective Lender) in order for the Lender or, in the case of the event described in this paragraph (d), such prospective Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all Laws applicable to the transactions contemplated in this Guaranty. [Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

-41- SCHEDULE 8 Page 14 of 15 IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the date and year first above written. [GUARANTOR)] By: Name: Title: By: Name: Title:

- 42 - SCHEDULE 8 Page 15 of 15 Acknowledged and Agreed: INTERNATIONAL FINANCE CORPORATION, as Lender By: Name: Title: